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As filed with the Securities and Exchange Commission on October 28, 2011	Registration No. 333-173028

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5 TO

FORM S-1

AlphaPoint Technology, Inc.

(Name of Small Business Issuer in its Charter)

Delaware	7372	26-3748249
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

Gary Macleod
CORPDIRECT AGENTS, INC.	5245 Office Park Blvd Suite 102
160 Greentree Drive, Suite 101	Bradenton, FL 34203
Dover, DE 19904	941-896-7848
302-674-4089	941-756-8479 (FAX)
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

Please send copies of all correspondence to:

Diane J. Harrison

Harrison Law P.A.

6860 Gulfport Blvd. S. No. 162

South Pasadena, Florida 33707

(941) 723-7564  (941) 531- 4935  FAX

Approximate date of proposed sale to the public:

This post-effective amendment deregisters the securities in the Issuer’s direct public offering that remain unsold under the registration statement as of September 23, 2011.

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller Reporting Company	[X]

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This Post-Effective Amendment to the Registration Statement on Form S-1 (Registration No. 333-173028) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

This Registration Statement on Form S-1, as amended (the “Registration Statement”), filed by AlphaPoint Technology, Inc. (the “Company”) was declared effective by the Securities and Exchange Commission on July 27, 2011.  The Registration Statement originally registered a total of 4,000,000 shares of common stock with 2,000,000 shares being offered by the Company in a direct public offering (“primary offering”), without any involvement of underwriters or broker-dealers, and 2,000,000 shares being offered by existing shareholders. On September 23, 2011, the Company closed its offering after selling 565,000 common shares in the primary offering.  Accordingly, we are deregistering 1,435,000 shares.  The existing shareholders have not sold any of their common shares and their offering remains open for the duration specified in the Registration Statement on Form S-1.   This Post Effective Amendment is revising the Effective Registration Statement solely to remove any discussion of the primary offering and address only the selling security holders’ offering.  All discussion regarding outstanding equity and financial statements are as of June 30, 2011. And do not reflect the additional 565,000 shares sold and the proceeds received therefrom.

EXPLANATORY NOTE REGARDING FINANCIAL STATEMENTS

The financial statements for the year ended December 31, 2010 (audited) have been restated for the correction of an accounting error in our revenue recognition policy. We base this change in application of Financial Accounting Standard Board (FASB), Accounting Standard Codification (ASC) 985-605. The application of this standard requires establishment of vendor specific objective evidence (VSOE) for our software and our post contract service (PCS). We have limited history and therefore management has determined that we are unable, at the current time, to conclusively support the establishment of VSOE for the fair value for the various elements of our software arrangements. Our restated financial statements reflect these changes, which are further described in note 3 of our December 31, 2010 (audited) financial statements. Additionally, we have further described our amended policy in regards to revenue recognition in Note 1 of our December 31, 2010 (audited) and June 30, 2011 (unaudited) financial statements. All discussion regarding outstanding equity and financial statements are as of June 30, 2011. And do not reflect the additional 565,000 shares sold and the proceeds received therefrom.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (3)	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock by Selling Security Holders, par value $0.01 per share	2,000,000	$0.10	$200,000	$23.22
Total	2,000,000		$200,000	$23.22	(3)

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Calculated in accordance of rule 457(o) of the Securities Act of 1933 based on the fixed aggregate offering price of the securities being registered.

(3) Previously paid.

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PROSPECTUS

The Securities Being Offered by Selling Security Holders of AlphaPoint Technology, Inc. Are

2,000,000 Shares of Common Stock

The selling security holders named in this prospectus are offering to sell (the “Offering”) 2,000,000 shares of AlphaPoint Technology, Inc. (the “Company”, “us”, “we”, “our” or “AlphaPoint”) common stock through this prospectus and we deem them “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933.  AlphaPoint is registering 2,000,000 shares of common stock, which is comprised of 2,000,000 shares being offered by selling shareholders at a fixed price of $0.10 per share unless the Company’s shares are quoted on an OTC quotation system, at which time the selling shareholders may sell their shares at prevailing market prices or at privately negotiated prices.   There is no guarantee that the shares will ever be quoted on an OTC quotation system.  There are no underwriters or broker dealers involved with the offering.

Prior to this registration, there has been no public trading market for the common stock of AlphaPoint.  Our common stock is presently not traded on any national securities exchange or the NASDAQ stock market. We do not intend to apply for listing on any national securities exchange or the NASDAQ stock market, but we do intend to apply for a listing on an OTC quotation system.  The purchasers of these shares may be receiving an illiquid security.

Two of our current shareholders (the “Selling Security Holders”) are offering for sale a total of 2,000,000 of their shares of our common stock. The offering price is $0.10 per share (the “Offering Price”). There is no minimum number of shares required to be sold to close the offering, The Selling Security Holders will sell at specified fixed Offering Price of $0.10 per share until the shares are quoted on an OTC quotation system, after which shares will sell at prevailing market price or privately negotiated prices. However, there is no guarantee that the shares will ever be quoted on an OTC quotation system (“OTCBB”).  The Selling Security Holders named herein are deemed underwriters of the shares of common stock which they are offering.

The Offering will continue until the earlier of: (i) 90 days after this registration statement became effective with the Securities and Exchange Commission, or (ii) the date on which all 2,000,000 shares registered hereunder have been sold. We may, however, at our discretion extend the offering for an additional 90 days beyond the initial period.  We will not receive any proceeds from the sales by the Selling Security Holders.

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN STATE WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER SUCH STATE'S SECURITIES LAWS.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

The date of this prospectus is June 30, 2011.

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TABLE OF CONTENTS

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

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SUMMARY INFORMATION

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

THE OFFERING

As of June 30, 2011 we had 50,400,000, shares of common stock issued and outstanding. Through this registration, the selling security holders are offering 2,000,000 of their shares of our common stock to the public (the “offering”).  The price of these shares is fixed at $0.10 per share; however, if the Company’s shares are quoted on the OTCBB, then the price of the offering may be prevailing market price or privately negotiated price.

Securities being offered by the Selling Security Holders (the “offering”)	2,000,000
Offering price per share	Fixed price of $0.10 per share, unless the Company’s shares are quoted on the OTCBB, then prevailing market price or privately negotiated price.
Number of shares outstanding before the offering of common shares	50,400,000 common shares issued and outstanding as of June 30, 2011.
Number of shares outstanding after the offering of common shares

Because this is an offering by selling security holders, the number of shares outstanding after the offering is the same as the number of shares before the offering; that is, only 50,400,000 common shares will be issued and outstanding even after the selling security holders sell all of the shares.

The minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no established market for the common stock being registered. We intend to secure a market maker to apply to have our common stock quoted on the OTC Bulletin Board. This process usually takes at least 60 days and the application must be made on our behalf by a market maker. We have retained Spartan Securities Group, Inc. to file our application. There can be no assurance that our common stock will ever become quoted on the OTC Bulletin Board.  The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. The offering price for the shares will remain $0.10 per share for the duration of the offering. However, there is no guarantee that the shares will ever be quoted on an OTC quotation system.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the Selling Security Holders.
Termination of the Offering

The Offering will terminate upon the earlier to occur of (i) 90 days after this registration statement became effective with the Securities and Exchange Commission, which is October 25, 2011, or (ii) the date on which all 2,000,000 shares registered hereunder have been sold. However, we may, at our discretion, extend the offering for an additional 90 day period. In any event, the offering will not be extended beyond a 180 day period from the date upon which this Registration Statement became effective, which is January 23, 2012.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

BUSINESS SUMMARY

We are a company, incorporated in the State of Delaware on November 13, 2008, as a for-profit company, and electing a fiscal year end of December 31. Our business is located at 5245 Office Park Blvd., Suite 102, Bradenton, FL 34203 and our registered agent, CORPDIRECT AGENTS, INC., is located at 160 Greentree Drive, Suite 101 Dover, DE 19904, 302-674-4089. Our telephone number is 941-896-7848; our fax number is 941-753-4889. The company has a New York City sales office located at 62 William Street, 6th floor, New York, N.Y. 10006. Our website is www.alphapointtechnology.com

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AlphaPoint Technology, Inc. developed AssetCentral, a unique patent pending (#12/761,861) Visual Modeling IT Asset Management software solution that enables data centers and IT infrastructure managers to accurately count, track, manage, and report all physical IT assets, their location, and respective information via any web browser.  AssetCentral creates a new dimension to the operational IT Asset management process that eliminates wasted time and resources.  We believe our proprietary solution adds significant value in any enterprise to create the ultimate baseline or hub for managing any IT assets operationally as well as giving a comprehensive picture of the financial dynamics of IT spending, budgeting, and forecasting.

By using web hyper-linking technology, AssetCentral turns any floor plan into a real-time visual model. This allows complex data topologies to be simplified, enabling a holistic view of every asset and location from a comprehensive library, as well as from a graphical map perspective. AssetCentral is a multi-tier web-based enterprise application that uses a Sequel (SQL) database for storage, on-demand content generation, hyper-linking and Cascading Style Sheets (CSS) to create a highly customizable tool for managing IT assets. AssetCentral utilizes graphics to create “drill-down” visual asset modeling, multi-tier technical and business reporting, and comprehensive asset cataloging information.

AssetCentral combines advanced database technology, mapping, graphics and the efficiencies of web hyper-linking technology to provide a unique and comprehensive method for documenting and maintaining even the most complex IT infrastructures.

✓	AssetCentral can be integrated with third party applications and network monitoring solutions.

✓

Our application holistically links assets to their physical location and graphically can pinpoint what asset is where from the data-center-level to the rack, even to the employee desk level. Changes to an asset’s physical location or the integration of a new physical asset, can easily and seamlessly be done within minutes from any web-enabled or mobile device.

✓	By providing an accurate map of assets and detailed information about servicing, AssetCentral increases technician efficiency and asset level troubleshooting.

✓

AssetCentral can be used as a physical asset management tool for planning, reporting and budgeting processes. It contains reporting capabilities encompassing asset-specific financials, warranty data, technician handling information and more, for assets such as data center blade servers, laptops, and PBX phone systems.

AssetCentral provides a complete enterprise-grade solution in which IT hardware assets are counted, tracked and managed with the ability to integrate easily with third party applications (i.e. power management tools for energy consumption and capacity planning). From the moment AssetCentral is installed, it leverages scalability and repeatability by gaining strategic knowledge of assets by accurately knowing:

✓	Where is it?

✓	Who is using it?

✓	Is it sufficient or excessive?

✓	How much is it costing?

✓	Is it meeting the business needs?

Without strong application management and active asset management across a portfolio of IT investments, the ability to operate with consistency and excellence is impaired.

AssetCentral simplifies network management, enabling informed decisions on the most efficient and effective methods for optimizing IT resources and services.

Furthermore, AssetCentral provides seamless integration with asset management processes, configuration management and service management workflow. A strong inventory solution is the epicenter and verifiable source of accuracy for a top caliber asset management initiative. Knowing what you have and where it’s located empowers staff to deploy, manage and secure the infrastructure. Automating routine tasks enables staff to focus on key initiatives and thus provides more value-added services to the end-user.

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SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management's Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Table 1  Selected Financial Information

	*JUNE 30,	*DECEMBER 31,
	2011	2010	2009
Revenue	$42,267	$30,346	$0
Expenses	$140,155	$486,808	$187,923
Net Profit (Loss)	$(93,888)	$(470,641)	$(193,424)
Net Profit (Loss) per share	$(0.00)	$(0.01)	$(0.00)

Working Capital (Deficiency)	$(747,518)	$(703,142)	$(334,113)
Total Assets	$147,383	$179,257	$160,193
Total Current Liabilities	$894,901	$824,799	$335,094

* The above is obtained from our financial statements.

As indicated in the financial statements accompanying this prospectus, we have had limited revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

An investment in our Common Stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors in evaluating the Company and our business before purchasing the shares of Common Stock offered hereby. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus, including the documents incorporated by reference. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

We consider the following to be the material risks for an investor regarding this Offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

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Risks Related to our Business

THE COMPANY HAS LIMITED OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

Because the Company has a limited operating history with limited revenues to date upon which an evaluation of its prospects can be based, its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by small companies seeking to develop new and rapidly evolving technologies. To address these risks the Company must, among other things, continue to attract investment capital, respond to competitive factors, continue to attract, retain and motivate qualified personnel and commercialize and continue to upgrade the AssetCentral Software. The Company’s auditors have expressed a going concern qualification in their independent auditor’s report to the Company dated March 9, 2011 relating to the Company’s audited financial statements for the years ended December 31, 2010 and 2009.

THE COMPANY RELIES ON A COMBINATION OF PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET LAWS AND CONFIDENTIALITY PROCEDURES TO PROTECT ITS PROPRIETARY RIGHTS.

Others may independently develop similar proprietary information and techniques or gain access to the Company’s intellectual property rights or disclose such technology. The Company cannot assure that it will receive U.S. Patent and Trademark Office approval on its provisional patent application (# 12-761,861) for its software product, that any patent or registered trademark owned by it will not be invalidated, circumvented or challenged in the U.S. or foreign countries or that the rights granted there under will provide competitive advantages to the Company or that any of the Company’s pending or future patent applications will be issued with the scope of the claims sought by the company, if at all. Furthermore, others may develop similar products, duplicate the Company’s products or design around its patent. In addition, foreign intellectual property laws may not protect the Company’s intellectual property rights. Litigation may be necessary to enforce the Company’s patent and other intellectual property rights, to protect its trade secrets. Litigation could result in substantial costs and diversion of resources which could harm the Company’s business and the Company could ultimately be unsuccessful in protecting its intellectual property rights. Further, the Company’s intellectual property protection controls across global operations may not be adequate to fully protect them from the theft or misappropriation of the Company’s intellectual property, which could adversely harm its business.

SHOULD THE COMPANY BE UNSUCCESSFUL AT RAISING SUFFICIENT FUNDS THE COMPANY MAY BE FORCED TO SEEK A BUYER FOR OUR BUSINESS OR ANOTHER ENTITY TO CREATE A JOINT VENTURE.

If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture.

WE ARE CURRENTLY DEFICIENT OF LIQUIDITY AND CAPITAL RESOURCES, WHICH COULD RESULT IN THE SUSPENSION OF OUR OPERATIONS IF NECESSARY FUNDING IS NOT AVAILABLE.

We are currently deficient of liquidity and capital resources and do not generate sufficient revenue to sustain our operations.  We estimate that our current available cash will satisfy approximately one month of our operating cash flow requirements. We have minimal cash reserves and depend on monthly cash contributions from our majority shareholder, Mr. Gary Macleod, to meet our obligations.  There are no written agreements for the Company to repay these cash contributions, and we do not believe written agreements are necessary due to the time and effort Mr. Macleod has invested in this venture. We expect to generate revenue during the year, minimizing our need for support from Mr. Macleod; however, we will require capital to market our product and achieve our operating plan.    In the absence of generating revenue, we anticipate that over the next twelve months we will require approximately $112,000 in cash contributions from Mr. Macleod (based on our 2009 operations, less amounts collected from our accounts receivable at year end 2010).  However, there is no guarantee that Mr. Macleod will make any contributions. We have not identified any other source of funding to meet the shortfall other than Mr. Macleod; thus, without his support, we will likely go out of business.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS.

We were incorporated on November 13, 2008 and we have realized limited revenues to date. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues through sales of our software products and services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring operational expenses and generating limited revenues. We cannot guarantee that we will be successful in generating our forecasted revenues in the future. Failure to generate forecasted revenues may cause us to go out of business.

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We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar software product and service; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or our competitors, and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

BECAUSE WE ARE SMALL WE DO NOT HAVE AN AUDIT COMMITTEE AND WE DO NOT HAVE ADEQUATE DISCLOSURE CONTROLS AND PROCEDURES (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act).

Because our Board of Directors is comprised of Mr. Gary Macleod, Mr. Paul Avery, Mr. John Satta, and Ms. Kimberly March Crew, none of whom has a professional background in finance or accounting, we do not have an audit committee financial expert on our board of directors to evaluate the effectiveness of the Company’s adequate disclosure controls and procedures. The controls are determined to be ineffective due to the lack of segregation of duties.  However, until the Company receives additional funding they are unable to remedy the weakness.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our software products and services .We intend to generate revenue through the sale of our software products and services. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by corporations of our software products and services; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and general economic conditions.  If realized, any of these factors could have a material adverse effect on our business, financial condition and operating results.

KEY MANAGEMENT/CONSULTANT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of our Director and Sole Officer, Gary Macleod, his departure or the loss of other key Consultant personnel in the future, could have a material adverse effect on our business. We do not maintain key person life insurance on Mr. Macleod.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the shares being offered by the selling security holders to recover all or any portion of the purchase price will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SOFTWARE PRODUCTS AND SERVICES OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to market our software products and services successfully to prospective customers. However, our planned software products and services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our software products and services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

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MANAGEMENT'S ABILITY TO IMPLEMENT OUR BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.  Although we plan on providing our software products and services, the software products and services may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into our intended markets successfully. The factors that could affect our growth strategy include our success in (a) obtaining orders from our customers, (b) obtaining adequate financing on acceptable terms, and (c) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH OUR BUSINESS COULD BE HARMED.

If the Company experiences significant growth in the foreseeable future, our growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company's financial condition or the results of our operations.

Since inception on November 13, 2008 to December 31, 2010, we have spent a total of $612,956 on start-up expenses. We have generated limited revenue from business operations. All proceeds currently held by us are the result of limited sales and advances from related parties.

IF WE ARE FORCED TO INCUR UNANTICIPATED COSTS OR EXPENSES, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS ENTIRELY WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in our structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

COMPETITORS MAY ENTER THIS SECTOR WITH SUPERIOR PRODUCTS, INFRINGING OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We have identified a market opportunity for our software products and services. Competitors may enter this sector with superior software products and services and/or benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.  There are three major competitors in the industry, Nlyte, Aperture and Rackwise (See Competition page 25)

SINCE OUR SOLE OFFICER AND DIRECTORS CURRENTLY OWN 51% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT THEIR DECISIONS ARE CONTRARY TO THEIR INTERESTS. YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTORS, OR THEIR SUCCESSORS.

Our Sole Officer and Directors, Gary Macleod, Paul Avery, John Satta and Kimberly Crew own 29%,18%,3%, and less than 1% of the shares of common stock, respectively, representing 51% of our outstanding stock. All directors represent 51% of our outstanding shares. As a result, they have control and are able to choose other directors. Their interests may differ from the interests of other stockholders. Factors that could cause their interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations.

All decisions regarding the management of our affairs will be made exclusively by Mr. Macleod. Purchasers of the shares being offered by the selling security holders may not participate in our management and, therefore, are dependent upon Mr. Macleod’s management abilities. The only assurance that shareholders have that our sole Officer and Director will not abuse his discretion in executing our business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Mr. Macleod also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate his fiduciary duties if done as one of the members of our board of directors.

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Accordingly, no person should purchase the shares being offered by the selling security holders unless willing to entrust all aspects of management to the sole Officer and Director, Gary Macleod, or his successors. Potential purchasers of the shares being offered by the selling security holders must carefully evaluate the personal experience and business performance of our management.

SINCE THERE ARE NO WRITTEN AGREEMENT TO PAY BACK THE ADVANCES WE RECEIVED IN 2009 AND 2010, WE COULD BE SUBJECT TO LITIGATION FOR REPAYMENT.

Gary Macleod, Marion LaSala and AJL, a company owned by Ms. LaSala’s husband, have made advances to the Company totaling $146,406; $290,150; and $280,000, respectively, as of December 31, 2010.  The Company has no written agreement in place with these lenders to repay their advances. Consequently, we may be subject to litigation in the future for repayment.  Such litigation expense and repayment of amounts owed could prevent us from becoming profitable.

Risks Related To Our Financial Condition

THERE IS UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated March 9, 2011, our auditors have expressed an opinion that doubt exists as to whether we can continue as an ongoing business. Because our officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital by the effective date of this registration statement, we may be required to suspend or cease the execution of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to execute its business strategies. As such we may have to cease operations and you could lose your entire investment. See the “March 9, 2011 Audited Financial Statements - Auditors Report”. Because we have been issued an opinion by our auditor that doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

We require $200,000 to execute our business and marketing revenue forecast for 2011. We will require additional funding of $3,000,000 to fully execute our business plan to attain our 5 year revenue forecast.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy our total cash requirements of $3,000,000 will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon results of operations and our financial condition.

Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

As of June 30, 2011, we had cash on hand of $ 4,993.

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Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Although we intend to pursue a listing on the OTCBB after this registration becomes effective, we may be unsuccessful.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

THE SALE OF SHARES OF OUR COMMON STOCK BY OUR SELLING SECURITY HOLDERS MAY HAVE A SIGNIFICANT ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK SHOULD A MARKET DEVELOP.

We are registering 2,000,000 shares of common stock owned by selling security holders. The selling security holders may sell some or all of their shares immediately after they are registered. The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

Purchasing the shares being offered by the selling security holders is highly speculative and involves significant risk. The shares being offered by the selling security holders should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their and may lose their entire investment. For this reason, each prospective purchaser of the shares being offered by the selling security holders should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH.

We have limited operating history, nominal assets and no earnings. Therefore, the price of the shares being offered by the selling security holders is not based on any data or analysis other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $ (0.00) as of June 30, 2011, our most recent financial statement date.

The arbitrary offering price of $0.10 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.10. This premium in share price applies to the terms of the shares being offered by the selling security holders. The offering price will not change for the duration of the offering even if our common stock becomes quoted on the OTC Bulletin Board and a public market for our shares develops during the term of the offering. However, there is no guarantee that the shares will ever be quoted on an OTC quotation system.

BECAUSE WE HAVE 100,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS' EQUITY.

We have 100,000,000 authorized shares, of which only 50,400,000 are issued and outstanding as of June 30, 2011. However, there is no assurance that you will sell all of the shares covered by the prospectus.  Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

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BECAUSE WE PLAN TO RAISE $3,000,000 IN ADDITIONAL FINANCING, MANAGEMENT MAY ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY.

We require additional funding of approximately $3,000,000 to fully execute our 5 year business and marketing plan.  Accordingly, it is very likely that we will be required to issue or pledge shares of our common stock or other securities of our own issue in order to secure such financing.  Any shares of common stock that we issue in this regard will cause immediate dilution in the equity position of purchasers of the shares being offered by the selling security holders.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Florida and will rely on exemptions found in section 517.061 of the Florida Securities and Investor Protection Act. There may be significant

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state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

USE OF PROCEEDS

Upon registration with the U.S. Securities Exchange Commission, 2,000,000 of our outstanding shares of common stock will be eligible for sale under the Securities Act by the selling security holders.  We will not receive any proceeds from the sale of this common stock.  We will however incur all costs associated with this registration statement and prospectus.  There is no minimum amount of shares that must be sold during this Offering.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this Offering was arbitrarily determined. In determining the offering price of the shares, we considered several factors including the following:

•	our limited operating experience;

•	our new business structure and operations as well as limited client base;

•	prevailing market conditions, including the history and prospects for our industry;

•	market conditions tend to be harder on new businesses;

•	our future prospects and the experience of our management;

•	our capital structure;

Therefore, the offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this Offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

THE SELLING SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 2,000,000 of the 50,400,000 of our common stock issued and outstanding.  Selling security holders, both non-affiliates and affiliates, are considered “underwriters” under the Securities Act of 1933, as amended, and as such must sell their shares at the fixed price of $0.10 per share for the duration of the Offering. We will not receive any proceeds from such sales. The sale of the securities by the selling security holders is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the company. All expenses of the Offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

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Table 4  Selling Security Holders

Name of security holder	Shares beneficially owned as of the date of this prospectus	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete		Position, office or other material relationship to the Company within last three years
				If All Shares sold	If No Shares sold
Lola Rose[1]	1,000,000	1.98%	1,000,000	0%	1.91%	NONE
Ilene Mirman[2]	1,000,000	1.98%	1,000,000	0%	1.91%	NONE
Totals	2,000,000	3.97%	2,000,000	0%	3.82%

[1] Lola Rose acquired her shares directly from the Company in a single, private transaction.  She executed a subscription agreement, equivalent to the subscription agreement being used in the Offering, and purchased the 1,000,000 shares for the price of $500.00.  She is of legal age, has sole and dispositive rights over the disposal of her shares, and the voting rights attached thereto, and is not directly or indirectly influenced or controlled by our officers and directors. She is also an “accredited investor” as that term is defined in Rule 501 of the Rules promulgated under the Securities Act of 1933, as amended.

[2] Ilene Mirman acquired her shares directly from the Company in a single, private transaction.  She executed a subscription agreement, equivalent to the subscription agreement being used in the Offering, and purchased the 1,000,000 shares for the price of $500.00.  She is of legal age, has sole and dispositive rights over the disposal of her shares, and the voting rights attached thereto, and is not directly or indirectly influenced or controlled by our officers and directors. She is also an “accredited investor” as that term is defined in Rule 501 of the Rules promulgated under the Securities Act of 1933, as amended.

The selling shareholders may offer their shares for sale pursuant to this prospectus, in one or more private or negotiated transactions. We intend to secure a market maker to apply to have our common stock quoted on the OTC Bulletin Board subject to the effectiveness of this Registration Statement. Until we are cleared for quotation, selling security holders must sell their shares at the fixed price of $0.10 per share. If our application to FINRA is successful and we are cleared for quotation, only then will the selling security holders be able to also sell their shares in open market transactions in the over-the-counter market at prevailing market prices. The selling shareholders may affect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders has been declared an “underwriter” within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the offering they will own no shares in the company upon completion of the offering.

Each selling security holder acquired her shares under the exemption provided by Rule 4(2) of the Securities Act of 1933, as amended. The shares were not part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public. Shares were sold to friends of the President Gary Macleod. Each individual had specific knowledge of the Company’s operation that was given to them by Gary Macleod. Each individual is considered educated and informed concerning investments such as their investment in our Company.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we are filing to obtain a listing on the OTCBB. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  However, there is no assurance that such application for quotation will be approved. In the mean time, sales by selling security holders must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

·	ordinary brokers transactions, which may include long or short sales;
·	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;
·	through direct sales to purchasers or sales effected through agents;
·	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
·	any combination of the foregoing;

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the

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shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus, but we have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.00.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which the Offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

We anticipate that we will be initially offering the selling security holders’ securities in the State of Florida.

Furthermore, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering.

The Offering will continue until (i) 90 days after July 7, 2011, the date this registration statement became effective with the Securities and Exchange Commission, which is October 25, 2011, or (ii) the date on which all 2,000,000 shares registered hereunder have been sold. However, we may, at our discretion, extend the offering for an additional 90 day period. In any event, the offering will not be extended beyond a 180 day period from July 7, 2011, the day this Registration Statement became effective, which is January 23, 2012.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized common stock is one hundred million (100,000,000) shares with a par value of $0.01.  Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Pursuant to our Bylaws, our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  All matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy.

A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation.  Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

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We refer you to our Certificate of Incorporation, our Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, any interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Diane J. Harrison, Harrison Law, P.A., 6860 Gulfport Blvd. S. No. 162, South Pasadena, Florida 33707, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

Peter Messineo, CPA, Certified Public Accountant, of 1982 Otter Way, Palm Harbor, FL 34685, 727-421-6268 has audited our Financial Statements for the years December 31, 2010 and 2009, to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit.

BUSINESS DESCRIPTION

OVERVIEW

We are a company incorporated in the State of Delaware on November 13, 2008, as a for-profit company, and an established fiscal year end of December 31. Our business and registered office is located at 5245 Office Park Blvd., Suite 102, Bradenton, FL 34203 and a New York City sales office at 62 William St., 6th Floor, New York, NY 10006. Our telephone number is 941-896-7848 and our fax number is 941-756-8479. Our website is www.alphapointtechnology.com

We developed AssetCentral, a patent pending (Formal Patent Serial # 12-761,861) Visual Modeling IT Asset Management software solution that enables data centers and IT infrastructure managers to accurately count, track, and manage all physical IT assets in real-time.  AssetCentral provides a true and accurate physical count and location of IT hardware assets throughout the asset life cycle. AssetCentral provides a complete one-stop solution in which IT hardware assets are counted, tracked and managed. AlphaPoint provides AssetCentral as an installed on-premise software application hosted on an organization’s own servers, or as a Software-as-a-Service (SaaS), hosting it on AlphaPoint’s redundant equipment (Partners) and facilities, as well as servers and backups located in a secure redundant hardened co-location.

Under either model, we generate a combination of one-time and recurring revenue streams, including, integration services, charge per number of total IT assets, initial set-up of AssetCentral, and AssetCentral Conductivity Module. We also forecast revenue to be generated through software licenses, maintenance contracts and software updates.

AssetCentral is a multi-tier web-based enterprise application that uses a SQL (Sequel) database for storage, on-demand content generation, hyper-linking and Cascading Style Sheets (CSS) to create a highly customizable tool for managing IT assets. AssetCentral utilizes graphics to create “drill-down” visual asset modeling, multi-tier technical and business reporting, and comprehensive asset

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cataloging information. Using web hyper-linking technology, AssetCentral turns any floor plan into a real-time visual model. This allows complex data topologies to be simplified, enabling a truly holistic view of every asset and location from a comprehensive library, as well as, from a graphical map perspective.

We were founded on the belief that challenges exist in implementing a comprehensive IT Asset Management (ITAM) solution within the infrastructure that supports the delivery of IT services within an organization. A comprehensive ITAM strategy is fundamental to managing the business systems that support the delivery of IT services to the business. ITAM is a critical building block for organizations that require automated tracking, control and financial management of the assets (devices and applications) that comprise the IT infrastructure.

People are visually oriented, processing information far more rapidly and effectively through pictures than with words. For IT managers, a visual representation of the enterprise environment is much easier to comprehend than a spreadsheet full of numbers, written reports and statistics. This is the core concept behind AssetCentral. By utilizing a graphical interface that visually recreates the physical layout of an enterprise – and indicates the assets physical location in real time, IT managers can identify any asset’s location in seconds.

STATUS OF DEVELOPMENT

We established business operations, completed the development of the second version of our software application, applied for patent protection, began sales and marketing efforts, achieved customers and gained limited revenues. We commenced installation of our software products and services to customers and created relationships with potential customers. During the next 12 months we will require $1,000,000 in financing to carry out our business plan. In addition, we will require $2,000,000 in additional financing within the next two years to achieve our five year business plan. The initial $1,000,000 in financing will be used for the following: Technology ($371,680), to continue the development of our software application and integrate with third party application applications; Sales and Marking ($237,600), to continue marketing our software application and attend the necessary industry trade events to gain exposure for our company; Customer Service/Data Center ($120,300), to continue to support our customer service efforts and to implement our hosted service model (SaaS); General & Administrative ($155,620) to continue operations and enhance our business support infrastructure; and Working Capital ($114,800), to have working capital on hand to facilitate necessary expenditures. Our marketing efforts will continue through trade show and industry analysts sponsored events. Our advertising efforts will increase through continued webinars and an increased social presence through enhanced Search Engine Optimization (SEO) efforts. Our Research and Development efforts will continue to include various integration efforts and partnering with third party software vendors. We anticipate hiring in the areas of Technology/Software development (approximately four (4) developers by year-end), Sales/Marketing Personnel (approximately three (3) by year-end), Customer Service Personnel (two (2) additional by year-end), and Business Officers (two (2) additional by year-end).  Importantly, there is no guarantee that we will succeed in accomplishing any of these goals outlined in our business and marketing plan. In order to accomplish these goals, we anticipate that we will require $1,000,000 in financing (within the next 12 months) and an additional $2,000,000 over a 2 year period. We have taken no steps to secure the $3,000,000 in additional financing that we will need to continue executing our business and marketing plan. The company has initiated marketing efforts that include trade-show attendance, webinars and live demonstrations of the company’s software.

We have generated limited revenues to date. We will not have the necessary capital to execute our business and marketing plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See “Management Discussion and Analysis Plan of Operations” and “Liquidity and Capital Resources.”

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have limited revenues, have incurred losses since inception, have been issued a going concern opinion from our auditors and rely upon limited revenue and the sale of our securities to fund operations.

BUSINESS/MARKETING STRATEGY

AlphaPoint’s strategy is specifically directed to the small, mid-tier and large enterprise sectors with IT asset levels of between 1,000, 10,000 and 100,000 assets. Management has already begun the marketing and sales process by utilizing business and strategic partners, industry and network contacts and current Asset Management users who are searching for a more seamless tool to track their IT assets. These contacts have a specific emphasis on industries in which IT asset tracking is likely to be used – including, finance, healthcare, insurance, hospitality, education, non-profit and data centers.

The marketing initiative includes appearances at conferences, speaking engagements, tradeshows, web casts and webinars. Traditionally, a strategic solution such as an IT asset tracking solution would not require much marketing support. However, because the sector is quickly generating market interest for reasons such as compliance, accurate asset depreciation, power management and end-of-life decommissioning, the market drivers are indicating that there will be a very good opportunity for growth for AssetCentral

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to gain market share as asset management providers are not meeting customer needs adequately and issues like “Green IT” are driving closer scrutiny of asset expenditures.

Target Markets

•	Small, Mid-Tier and Large Enterprise Companies
•	Data Centers
•	Venture Capital & Hedge Fund Portfolio Companies
•	Educational Sector
•	Financial Asset Management Firms

Sales and Marketing

We intend to utilize a limited amount of use of proceeds for sales and marketing.

Authoring Whitepapers/Contributory Articles

AlphaPoint Technology Consultants expect to author Whitepapers and contributory articles that will lend credibility to the applications of AssetCentral.

Website

The website design has been completed and operational. www.alphapointtechnology.com

ALPHAPOINT TECHNOLOGY PARTNERSHIPS

Overview

AlphaPoint is committed to offering our clients the very best in IT Asset Management technology while ensuring they can continue to leverage their existing investments. To this end, AlphaPoint partners with industry technology leaders to ensure our technologies, like AssetCentral, leverage, interoperate, and integrate with existing platforms and solutions.

We understand that a key success factor for Independent Software Vendors (ISVs) is Partnerships. The value of Technology Partnerships is threefold:

1.	Creating additional customer value,

2.	Removing AlphaPoint’s “barriers to entry” into clients that have invested greatly in other (related) solutions and technologies, and

3.	Establishing a business relationship that can drive marketing and sales opportunities.

We had to apply for each of these Technology Partnerships. The applications required a variety of information about AlphaPoint covering such topics as technology, sales and marketing. Each Technology Partner then submitted AlphaPoint’s application through an internal approval process to determine fitness. In some cases, this entailed conference calls to provide more detail.

AlphaPoint’s IT Asset Management (ITAM) platform, AssetCentral, fits within the ITAM Life Cycle. To ensure adoption of AssetCentral it’s important that it is able to interoperate and integrate with industry leaders that have solutions in the ITAM space. A common barrier to entry is when ISVs encourage or even require customers to “rip and replace” their existing solutions that they have invested in heavily over many years. We respect the decisions that customers made in the past and as such designed our solution, AssetCentral, to be an Open Platform.

By being able to support and extend the solutions of industry leaders, we can begin to establish relationships with them that can result in joint marketing and sales opportunities. These opportunities can positively impact the pipeline for AlphaPoint.

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Technology Partners

AlphaPoint has membership agreements with each one of these Technology Partners. Their specific terms vary but at a basic level most provide the following benefits:

•	Ability to leverage the Technology Partner’s name and logo(s) to advertising and marketing efforts such as co-branding.
•	Access to Technology Partner’s ITAM solutions to develop integration of them with AssetCentral
•	Ability to leverage technical materials and support to expand the development of AssetCentral
•	Opportunity to request resources for marketing efforts such as co-sponsoring and/or co-presenting customer events
•	Ability to include AssetCentral in the Technology Partner’s solution catalogue(s) that are viewed by customers around the globe and across various industries
•	Free and/or greatly reduces licensing fees to use applications and platforms internally at AlphaPoint for the continued development of AssetCentral, thereby greatly reducing licensing expenditures
•	Some Technology Partners (like HP) also allow AlphaPoint to access expensive hardware platforms at no cost. This is useful to test AssetCentral on different platforms at a greatly reduced cost.

There have been no revenues generated via these Technology Partnerships.

Table 6.0  Technology Partnerships

Partner	Primary Reason for Partnership
HP

Some of our existing clients and prospects use HP’s Systems Insight Manager (SIM). The Partnership Agreement allows AlphaPoint access to HP SIM and related technical materials to ensure AssetCentral can correctly integrate with it.

IBM

IBM’s Maximo Asset Management solution has strong customer adoption. As we look to extend the capabilities of AssetCentral, it’s imperative that such industry-recognized ITAM solutions are able to integrate with it.

INTEL	The majority of clients use Intel-based hardware systems. To increase the market awareness of AlphaPoint, it is beneficial for us to showcase that AssetCentral supports the Intel platform.
MICROSOFT

The Microsoft BizSpark program is specifically for young ISVs like AlphaPoint that have or are developing a hosted version of their solution. BizSpark offers a variety of benefits including but not limited to: Market Exposure, Technical Support, and access to the large catalogue of Microsoft applications for internal use.

Novell

AssetCentral also supports the Linux Operating System. To create brand awareness and system requirements, it’s important for us to have a partnership with Novell to showcase this information on product literature and other mediums. In addition, Novell also has solutions in the ITAM space and as AssetCentral expands its capabilities, integrating these solutions may become a priority.

Rackspace

Currently the demo and trial versions of AssetCentral are hosted at Rackspace.  As AlphaPoint looks toward creating a Software-as-a-Service (SaaS) version of AssetCentral, Rackspace is a potential hosting provider for that version. In addition, it will give potential clients greater confidence knowing that a respected leader in SaaS hosting is behind AssetCentral.

RedHat

AssetCentral also supports the Linux Operating System. To create brand awareness and system requirements, it’s important for us to have a partnership with RedHat (much like Novell) to showcase this information on product literature and other mediums.

VMware

A few of our clients use AssetCentral to track virtual assets. VMware is the industry leader in virtual software. Therefore, having a partnership with VMware provides AlphaPoint an easier avenue to obtaining technical support to ensure that AssetCentral can properly manage those types of assets. In addition, AssetCentral can also run in a VMware virtual environment.

The Market

The ITAM software market consists of all application products that help IT organizations manage the full life cycle (from procurement to disposal) of all IT assets, including hardware, software, and service contracts.

The result is a set of solution choices among similar-looking tools that target one or more of three overlapping market segments. These differ predominantly by: 1) the size and distribution of the IT infrastructure; 2) the number and variety of assets and users being managed; and 3) the complexity of the required workflows and reports.

The market is served by:

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•

Industrial-strength enterprise solutions. Industrial-strength tool suites with proven track records in enterprises characterize these solutions. Out-of-the-box configuration options can also make them appropriate for smaller or divisional organizations that require robust tools to manage their needs.

•	Robust mid-tier options. There is a wide range of competitive options for medium-size organizations or those with less-demanding workflow or scalability requirements.

•

Smaller solutions for special needs. These solutions only focus on particular ITAM functions, such as asset discovery and documentation, plus an ever-increasing list of solutions for software asset management.

AlphaPoint is positioned to sell into the small, mid-tier and large enterprise sectors and has distinguished itself from others that provide IT Asset Management solutions through:

•	The Company’s patent pending Rack Elevation Visualization & Functional Asset Interrelations application for Data Center Management

•

Putting the emphasis on business advantages and ease of use, rather than overly complex and costly integrations that in many instances require large capital expenditures, outside consultants and exorbitant annual maintenance fees

•

A focus on, and expertise in, the three critical stages of any comprehensive IT Asset management solution; an accurate count of the physical and virtual assets within an enterprise, tracking of those IT assets and the managing of the repository that stores that data

The buying center is evolving. Non-IT professionals are increasingly placing ITAM inquiries. Colleagues in business units from accounting and procurement departments are now beginning to plan, or at least influence, the ITAM projects – and they are often surprised at how little ITAM has been done to date. These buyers tend to be most interested in the financial management aspects of an asset management process, rather than in the connection to other ITSM processes like service desk or configuration management. Compliance requirements in these business departments demand better processes around documenting where IT assets are located and their true cost.

Many top-caliber organizations mistakenly decide on vital matters with insufficient information. If these same organizations would refine and automate their practices, then more intelligent, comprehensive, and effective choices could be made.

Organizations in today’s competitive landscape need to leverage scalability and repeatability by gaining knowledge of vital, often strategic, assets by accurately knowing:

✓	Where is it?
✓	Who is using it?
✓	Is it performing?
✓	Is it sufficient or excessive?

Although ITAM has been around for years, there are few implementations that have reached the mature/value status. Gartner, the world’s leading information technology research and advisory company, states that organizations can be comprised of five levels or stages when it comes to ITAM needs assessment:

✓	Chaotic Environment
✓	Reactive State

✓	Proactive
✓	Service-Oriented
✓	Value Creation

AlphaPoint will focus on the Chaotic through Value stages. Although the versatility of AssetCentral allows easy integration and complements an ITAM process at any level, focusing on the initial stages through the Value Creation stage will enable effective market penetration.

In order to maximize resources and limit marketing expenses, AlphaPoint will utilize management’s existing relationships in various sectors for initial market penetration.

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Typically when an organization decides to implement an ITAM program, they are facing a specific problem that has led them to believe that they need a way to track their IT assets. These organizations are characterized by little process maturity and lack of adequate tools to track or manage assets, resulting in a “chaotic environment” in which the organization does not know what it owns, where it is, and who is using it. Unused hardware assets are often kept in a storage room with no control mechanisms or accountability by designated employees. Additionally, an immediate problem faced by even the most diligent IT professionals is keeping asset information accurate and up to date. Most solutions become a bottleneck, making it difficult for the people most in-the-know to update the information. The bottlenecks occur either because no one knows where the information is stored or how to make the updates. In the case of enterprise-level solutions, the small number of trained administrators is often overwhelmed by the sheer volume of information changes and information to be updated.

As IT processes mature to a reactive state, organizations have created spreadsheets or a database to help track assets. The reactive stage is characterized by an ITAM program that is now focused on the actual counting of assets and involves annual physical inventories to identify and catalogue all of the IT equipment. The use of an auto-discovery tool is typically used to supplement this data; however, installation, move, add and change processes are not consistently followed, thereby reducing the accuracy of the data.

Aligning people, processes, and policies enables the right technology to be distributed to the right users, because the knowledge-network increasingly is the business. Maturity levels are raised by progressively adopting asset management best practices. As an organization’s readiness matures, it can move beyond the chaotic or reactive phases to the higher ground of proactive, service, and value phases.

Assets comprising the knowledge infrastructure yield operational, tactical, and strategic metrics. Without access to these metrics, decisions are made in the dark. Existing technology investments are often under-utilized, over supported, or both. Better asset management enlightens strategic technology decision-making

Management

Gary Macleod, Chief Executive Officer and Member of the Board of Directors

Since November 2008, Mr. Gary Macleod, the Chief Executive Officer and director of AlphaPoint Technology, Inc., has played a key leadership role in translating technical information and new technologies into compelling value propositions to drive customer endorsement and sell-through models for evolving IT Asset Management software solutions.  From August 2005 to January 2008, Mr. Macleod was the Chief Executive Officer and director of Non-Invasive Monitoring Systems, Inc. He was responsible for raising capital to ensure organizational survival, steering product introduction efforts, navigating FDA approval activities, filing comprehensive and required publicly-held organization financial reports, overseeing entire program lifecycle including 510K submission proceedings, identifying market demographics, developing long-term business plans, establishing distributor base, strengthening stakeholder confidence, and restructuring the organization.

Gary Macleod has been involved with the software industry for over twenty years. Mr. Macleod brings diversified leadership expertise to information technology and the software sector. He has career successes steering start-up and organizational growth initiatives for dynamic enterprises and technologically sophisticated solutions, products, and services. Mr. Macleod has broad-based expertise spanning information technology, revenue expansion, capital funds generation, market share growth, team building, operations, administration, general management, and finance. Mr. Macleod experience includes;  raising capital for companies to ensure organizational existence, steer product market introduction efforts, file comprehensive and required publicly-held organization financial reports, oversee entire program lifecycle including, identify market demographics, develop long-term business plan, establish distributor base, strengthen stakeholder confidence, restructure organization, and more.

Paul Avery, Co-founder, Director and Consultant

Paul Avery has been with AlphaPoint Technology since its inception in January 2003 and has more than 27 years of computer technology experience, specializing in communications, process documentation and data access. In recent years, he has been dedicated to bringing order out of the pervasive IT infrastructure chaos plaguing enterprises of all kinds. Mr. Avery has demonstrated a profound grasp of the issues of IT management and provided unique insight in developing critical solutions in the field. It was his vision and concepts upon which AlphaPoint Technology was founded. His innovative approach to IT Asset Management (ITAM) led to the conception and development of ground breaking software and service products that have revolutionized the prospects of enterprise ITAM success.

Paul Avery has over twenty years experience in the enterprise software market including: data acquisition, product installation, database services, training, and support.  Mr. Avery has experience in best practices and documentation in enterprise architecture including: guiding principles, strategy models, conceptual models and capability models. Mr. Avery’s experience includes desktop

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migration to Microsoft Windows Vista, implementing a System Center Configuration Manager (SCCM) system for the delivery of (push) deployment of project related deployments and infrastructure reconfiguration and consolidation.

John Satta, Co-founder, Director and Consultant

John Satta has been with AlphaPoint Technology since April 2003 and has nearly 30 years’ experience as a design engineer, manager and executive in the defense, electronics and consulting industries. A patent holder in advanced computer architecture, in 1984 Mr. Satta was Co-founder and VP of Engineering of Oryx Corporation, producer of compact high-speed real-time signal processors for military and industrial applications. He started his career designing electronics for various defense contractors. Then he co-founded Oryx Corporation and led a small team that designed and built the then-fastest fully programmable digital signal processing system. Mr. Satta then consulted on system design for several large projects including the USAF F-22 advanced tactical fighter and the USN New Attack Submarine.

John Satta has over twenty-five years experience in the enterprise software and hardware sectors. Mr. Satta is a seasoned business analyst / project manager with broad experience in online software development, documentation and marketing. Mr. Satta’s experience also includes requirements elicitation for product development using JAD sessions, case models, static and active wireframes and requirements documents. Mr. Satta is a seasoned veteran of the software development lifecycle using traditional waterfall and Agile methods including Scrum and has experience with UML and RUP.

Kimberly March Crew, Director

Kimberly March Crew is the President and CEO of Lighthouse Venture Management which she has grown from a one-woman firm, running one business with two clients and a few hundred thousand in billings, to the present multi-company group that enjoys combined annual revenues in excess of 15 million dollars  Lighthouse Venture Management is a conglomerate comprised of a venture capital investment firm (Lighthouse Venture), an information technology support firm (Absolute Computer Support), a professional employee staffing firm (CSS Staffing), and a mobile computing firm (Computer Systems & Solutions).  Since she formed Lighthouse Venture Management in 1990, it has grown.

•

Lighthouse Venture is a resource for firms generating between $1MM - $10MM in annual revenues that are passed over by traditional venture capital concerns. Lighthouse is a hands-on organization that invests in situations that have solid potential where the management team requires additional expertise to execute on the vision. Lighthouse provides vision, direction, capital and the professional services of finance, information technologies, marketing, human resources, and legal support.

•	Absolute Computer Support provides information technology solutions to government and prime technology providers. Absolute is a Pennsylvania and Maryland certified Woman Owned Enterprise.

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CSS Staffing provides staffing augmentation of engineering and IT professionals to the aviation and aerospace industries.  CSS Staffing is a federally certified HUB Zone organization, a Pennsylvania and Delaware certified Woman Owned Enterprise, WBENC Certified and Top Secret Cleared.

•

Computer Systems & Solutions provides complete life cycle support services for mobile computer users supplying product sales, warranty service, and end of life disposition services, catering to the educational and corporate markets.  Computer Systems and Solutions is partnered with Toshiba, Lenovo, and Hewlett Packard with offices in Philadelphia PA, Parsippany NJ, Manhattan NYC, and Boston, MA

Ms. Crew has over fifteen years experience in the enterprise hardware sector. She is a successful serial entrepreneur developing businesses that achieve outstanding results in crowded verticals. Leveraging her early experiences, Ms. Crew has managed to create a portfolio of companies that continue to grow even in the face of economic headwinds. Her specialty is insightful business assessment with clarification of goals, execution and the resources to implement action plans.

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Figure 1  AlphaPoint Organization Chart

Consultants’ hours per week devoted to AlphaPoint:

Consultant	Hours		Per (period)
Melissa Halverson Jay Letendre John Satta Paul Avery Jean-Marc Krikorian Phillip Harrington William Flynn James Forsth Noel Micano	20 40 20 30 40 15 30 2 2	per per per per per per per per per	Week Week Week Week Week Week Week Month Month

SALES AND MARKETING

We intend to employ a salaried Vice President of Marketing and Sales whose responsibility will be to execute the Marketing and Sales Plan.

We intend to augment the marketing and sales for our software product and service via webinar presentations.

We intend to utilize press releases, write white papers and advertise in industry journals.

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We intend to exhibit in major trade and organizational shows

COMPETITION

We intend to compete against small companies like ours, as well as large companies that have similar businesses.  Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do.

The companies that provide the most similar solutions to AlphaPoint’s AssetCentral include:

Aperture, Data Center Service: Aperture provides a solution for the data center with power management, visual asset management, and best practice processes for infrastructure management. Includes network monitoring for assets and claims a vendor-neutral stance.

nlyte is a provider of Data Center Performance Management Solutions. nlyte provides an integrated set of tools that enables performance management for the data center. nlyte primary focus is capacity planning, use of power, cooling and space through placement of Data Center Assets.

Rackwise data center management software focuses on the hierarchy of needs within a data center organization. The Rackwise offering includes a data center management tool, a data center essential tool and a data center intelligence tool.

We believe that AssetCentral’s visual simplicity, and patent pending drill-down mapping facilities, web interface and advanced reporting capabilities make it highly competitive with its competitors.  Furthermore, we believe its flexibility with large comprehensive business systems like HP and third-party applications set it apart from the competition.

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Table 7  DCIM Competitive Matrix

DCIM Competitive Matrix				
Vendors	**AlphaPoint**	**nlyte**	**Aperture**	**Rackwise**
Company Capability				
$30M+ Annual Revenue (Profitable)			X	
Over 20-years in Business			X	
50+ staffed internal Pro-serv team			X	
Audit Services "in-house"		X	X	outsource
Handheld bar-coding service "in-house"				
Data Center Relocation Service "in-house"				
Global 1000 reference customers	X	X	X	X
Home Page	AlphaPoint	nlyte	Aperture	Rackwise
Product Capability				
Role Based security -LDAP/AD integration	X	X	X	
Support for standalone equipment	X	X	X	
Full Desktop Asset support	X			
Handheld Computer for easy audit & entry	X		?	
Data Center Migration Management Module	X			
Change Management Module (Reserve Cabinent resources)	X	X	X	
Customizable Workflow Application Module (optional)		X	X	
Dashboard Visualization & Heat map reports	X	X	X	X
Change Modeling (power, ports, cooling, space, weight, virtuals)	X	X	X	X
Capacity Planning Dashboard & Trending	X	X	X	X
Financial Modeling/Planning Module includes: Lease Tracking, Warranty, Depreciation, Charge Back	X			
Power Chain Management, 3-Phase, & RPP	X		X	
Real-Time, nameplate, derated power	X	X	X	
Advanced Search w/Adhoc Reporting	X	X	X	X
Web Based Application	X	X	X	Visio+
Enterprise or SaaS Implementations	X			X
Support for Virtual Servers	X	X		
Easy to add/change new asset and field names	X			X
Auto-build/data import	X	X		X
Open Web services interface (3rd party integrations)	X	X		
Native BMS integration (bacnet/modbus)	Modius			
ServerTech Integration	Modius			X
RF Code Temp Sensor Integration	Modius			
Alarm/Event/Monitoring Integration	Modius			
List Pricing (USD)				
80-100 Cabinet Software License w/Config & Startup Services (unlimited users)	$75,000	$150,000	$150,000	$100,000

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We developed this DCIM Competitive Matrix for our own use. It is our opinion that these companies and their product and service offerings most directly compete with our company.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

As of June 30, 2011, we have 9 compensated consultants. Our Sole Officer, Mr. Gary Macleod works full time and is nominally compensated; however we may adopt salary employment agreements with Mr. Macleod and others, when the company is properly capitalized.

We do not presently have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our Sole Officer, Mr. Macleod.

GOVERNMENT REGULATION

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations in our industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our software products and services, which are generally applicable to business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

INTELLECTUAL PROPERTY

Patent Pending

Application # 12/761,861

Titled: SYSTEM AND PROCESS FOR DOCUMENTING NETWORK ASSETS

AlphaPoint Technology has commenced the process of developing the next version of our AssetCentral application in order to update the features and usability of the software. The updated functionality listed below will be submitted to the United States Patent Office as a supplement to our existing patent application.

These updates are to include:

✓	Monitoring & Trending (real time data metrics & historical trending charts)

✓	Power Management / Weight Tracking

✓	Improved GUI (Graphic User Interface)

✓	Open AssetCentral Plug-in Architecture

✓	Notifications (define low/high critical and warning thresholds)

✓	Installer – Online php-based installation “wizard”

✓	Rack Design

✓	Automatic Alerts (e.g., warranty, lease information)

Website

www.alphapointtechnology.com

RESEARCH AND DEVELOPMENT

During the prior two years we spent approximately $123,805 and $678 in research and development costs for the years 2010 and 2009, respectively, excluding costs which qualified for capitalization for the year 2009.  We have borne all costs associated with the software development, as our product was not customer specific and no rights have been shared.

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REPORTS TO SECURITY HOLDERS

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

We maintain our statutory registered agent's office at CORPDIRECT AGENTS, INC., 160 Greentree Drive, Suite 101, Dover, DE 19904 (302) 674-4089 and our business office at 5245 Office Park Blvd., Suite 102, Bradenton, Fl 34203. Our telephone number is (941) 896-7848.

We signed, on October 30, 2008,  a one year lease for a 1,000 sq. ft. business office at $1,391.00 per month located at 5245 Office Park Blvd. Suite 102, Bradenton, FL 34203. Since October 30, 2009 we have been on month to month. Our telephone number is (941) 896-7848.

We are provided at this juncture a rent free small New York City sales office from our Consultant and shareholder Ms. Melissa Haverson, located at 62 Williams St. 6th floor, NY, NY 10006.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, sole officer or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to make available annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will make available unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will be successful in this regard.

Even if our stock becomes quoted on the OTC Bulletin Board there is no assurance that a regular trading market for our stock will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock quoted on the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet secured any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for quotation on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of June 30, 2011, the date of this Prospectus, there are 14 holders of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

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EQUITY COMPENSATION PLANS

As of the date of this Prospectus we do not have any equity compensation plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

OVERVIEW

We are a company, incorporated in the State of Delaware on November 13, 2008 as a for-profit company, and an established fiscal year of December 31.  Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business unless we obtain additional capital through the sale of our common shares or other traditional financing, in order to meet our obligations.

From inception through 2009, our business operations consisted of the development of our software product, which included research and development, executing our business and marketing plan, and financing activities, in which to fund the operations.  We introduced our software and product offerings in late 2009.

RESULTS OF OPERATIONS

For the years ended December 31, 2010 and 2009

We have launched our software product in late 2009, with our initial sales occurring in 2010.  We have generated revenues from our software product and service offerings in the amount of $30,346 and $0 for the years ended December 31, 2010 and 2009, respectively. In 2010, our initial year of product sales, our billings were $116,301, of which $85,955 was unrecognized revenue, deferred to future periods that our services (maintenance contracts) extend. The deferred revenue represents amounts that have been billed and collected and will be recognized as revenue over the next 12 months.   Our services include our product software (AssetCentral), training and installation, and maintenance contracts.

Operating expenses were $486,808 and $187,923 for the years ended December 31, 2010 and 2009, respectively.  The increase in year over year expenses, in the amount of approximately $299,000 was due to several expense categories:

•	Marketing and sales expense increased approximately $122,000, as we had increased our efforts as we brought our product to market;

•	Compensation increased approximately $45,000 as we incurred executive and administrated overhead costs in an effort to support our expanding business efforts;

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Professional expenses decreased by approximately $17, 000 due to the costs incurred in 2009 for a potential purchase of a public reporting company, which did not transpire. Additional expense was incurred in our patent applications.  We anticipate that our professional expenses will continue due to our public registration process and our compliance requirements;

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Research and development expenses increase significantly primarily due the classification and absorption of costs incurred in the development of our software. For a majority of 2009 our programming and development costs between the period of determining technological feasibility and prior to the marketing of our software, was capitalized. Upon the product launch our costs were expensed as incurred.  During the prior two years we had spent approximately $123,805 and $678 in research and development costs for the years 2010 and 2009, respectively.

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Depreciation and amortization increased approximately $18,000 based on an increase in the amounts capitalized for our software development. At this time we are amortizing these costs over the estimated useful life and not on a per unit basis, as this method is more determinable than estimates of our software unit sales.

Other expenses were $14,179 as compared to $5,501 for the years ended December 31, 2010 and 2009, respectively.  The increase was due to an increase in our related party debt and increases in our variable interest rate (federal applicable rate).

Net losses incurred in the periods presented have been primarily due to the operating costs.  The Company incurred net losses of $470,641 and $193,424 for the years ended December 31, 2010 and 2009, respectively.  The increase in the year over year net loss was due primarily from general and administrative expenses, described above in the operating expense discussion, particularly marketing and development costs.  At this time, normal costs of   public filing will continue and it is not known when significant revenues will occur to off-set these expenses.

We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a technology business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business and marketing plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

For the six months ended June 30, 2011 and 2010

During the six months ending June 30, 2011, we generated revenues in the amount of $46,267, compared to $8,333 for the six months ending June 30, 2010.  Our unrecognized revenue, deferred to future periods that our services (based on existing maintenance contracts) extend is $83,939 and $85,955 as of June 30, 2011 and December 31, 2010, respectively.

Operating expenses were $140,155 and $169,101 for the six months ended June 30, 2011 and 2010, respectively.  The decrease in the comparative expenses, in the amount of approximately $29,000 was due to several expense categories:

•

Marketing and sales expense decreased approximately $40,100, as we had reduced our spending through external sources and concentrated our efforts in developing our existing relationships.  Additionally, our success with prior trade shows gave us the opportunity to quote and work towards closing existing leads with qualified interested parties.  We do anticipate that our expenditures will increase in the remainder of the year;

•

Compensation increased approximately $29,000 as we incurred executive and administrated overhead costs in an effort to support our expanding business efforts.  We anticipate this trend to continue and increase as we realize sales and increase our volume;

•

Professional expenses decreased by approximately $8,000 due to the costs incurred in 2009 for a potential purchase of a public reporting company, which did not transpire. Additional expense was incurred in our patent applications.  We anticipate that our professional expenses will continue due to our public registration process and our compliance requirements;

•	Research and development expenses decreased approximately $8,000, primarily due the reduction of efforts in the development of our software, as our product is marketable;

Net losses incurred in the periods presented have been primarily due to the operating costs.  The Company incurred net losses of $102,976 and $167,858 for the six months ended June 30, 2011 and 2010, respectively.  The decrease in the comparative periods was due primarily from general and administrative expenses, described above in the operating expense discussion, particularly marketing and development costs.  At this time, normal costs of public filing will continue and it is not known when significant revenues will occur to off-set these expenses.

LIQUIDITY AND CAPITAL RESOURCES

As reflected in the audited financial statements, we have an accumulated deficit and have negative cash flows from operations.

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During the prior two years we spent approximately $123,805 and $678 in research and development costs for the years 2010 and 2009, excluding costs which qualified for capitalization for the year 2009.

Our sales offerings are customer specific, based on contract.  Generally, our installation projects are short term.  Our invoicing and credit terms are standard, with a negotiated amount as a down payment, generally 33-50%, to be received by the installation date, balance payable within 30 days.  The significance of our requested down payment is weighted in our revenue recognition considerations, as is our contracts.  We do not have a long history of sales and therefore consider creditworthiness of our customer in our revenue recognition (when collections are reasonably assured).  We have not experienced any bad debts or allowances on our contracted pricings.

Additionally, our receivables were received, in full, subsequent to the year end and within reasonable or acceptable time of our stated 30 day terms (44 days).

At June 30, 2011, the Company had $4,993 in cash resources to meet current obligations.  Management does not consider our current cash position sufficient to sustain our operations.  We estimate that our current available cash will satisfy approximately one month of our operating cash flow requirements.  We have depended and continue to depend on monthly cash contributions from our majority shareholder, Gary Macleod, to meet any shortfall in meeting our obligations.  We expect to generate revenue during the year, minimizing our need for support; however we will require capital to market our product and achieve our operating plan.    In the absence of generating revenue, we anticipate that over the next twelve months we will require approximately $112,000 in cash contributions from Mr. Macleod (based on our 2009 operations, less amounts collected from our accounts receivable at year end 2010).  However, there is no guarantee that Mr. Macleod will make any contributions. We have not identified any other source of funding to meet the shortfall other than Mr. Macleod; thus, without his support, we will likely go out of business.

Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. Without adequate revenues, we may be unable to proceed with our plan of operations.

In the event we are not successful in reaching our revenue targets, additional funds may be required, and we would then not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our services to cover our operating expenses. Consequently, there is substantial doubt about the Company’s ability to continue to operate as a going concern.

As reflected in the financial statements we have an accumulated deficit from inception of $612,956 and have a negative cash flow from operations of $387,160 and $166,717 for the years ended December 31, 2010 and 2009, respectively. This raises doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and execution of its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

To date, the Company has managed to keep our monthly cash flow requirement low, primarily due to the fact that our sole officer does not draw a salary at this time.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

The Company intends to seek financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Management believes that actions presently being taken to obtain additional funding and execution of its strategic plans provide the opportunity for the Company to continue as a going concern.

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on executing our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

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Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term.  The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.  Those standards have been addressed in the notes to the audited financial statement for the year ended December 31, 2010.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

MANAGEMENT CONSIDERATION OF ALTERNATIVE BUSINESS STRATEGIES

In order to continue to protect and increase shareholder value management believes that it may, from time to time, consider alternative management strategies to create value for the company or additional revenues.  Strategies to be reviewed may include acquisitions, roll-ups, strategic alliances, joint ventures on large projects, and/or mergers.

Management will only consider these options where it believes the result would be to increase shareholder value while continuing the viability of the company.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the year ended December 31, 2010. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and

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liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Software Development Costs - The Company accounts for software development costs in accordance with several accounting pronouncements, including FASB ASC 730, Research and Development, FASB ASC 350-40, Internal-Use Software, FASB 985-20, Costs of Computer Software to be Sold, Leased, or Marketed and FASB ASC 350-50, Website Development Costs.

•

Costs incurred during the period of planning and design, prior to the period determining technological feasibility, for all software developed for use internal and external, has been charged to operations in the period incurred as research and development costs.  Additionally, costs incurred after determination of readiness for market have been expensed as research and development.

•

The Company has capitalized certain costs in the development of our proprietary software (computer software to be sold, leased or licensed) for the period after technological feasibility was determined and prior to our marketing and initial sales;

•	Website development costs have been capitalized, under the same criteria as our marketed software.

Capitalized software costs are stated at cost.  The estimated useful life of costs capitalized is evaluated for each specific project and is currently being amortized over three to five years.  Amortization is computed on a straight line basis, which should approximate a per unit method over the total estimated units projected for sale (estimated program life is approximately five years).  The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of the proprietary software existed at December 31, 2010.

Revenue Recognition - Revenue will be recognized when product is shipped for the allocated sales price of the software sold.  In certain instances there may be multiple deliverable elements in the sales contract.  The Company will recognize any maintenance costs, allocated by the sales price, based on a ratable amount over the service period or term of the maintenance contract. The unrecognized portion for maintenance contracts is charged to deferred revenue and will be recognized in future periods. Additional charges for training or tagging of assets, provided as a service, will be recognized over the period the service is provided.

Research and Development Expenses - The Company expenses research and development costs when incurred.  Research and development costs include engineering and testing of product and outputs.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.  We spent $123,805 and $678 in research and development costs for the years 2010 and 2009, respectively.

Earnings (Loss) Per Share - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares.  Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti dilutive and thus are excluded from the calculation. At December 31, 2010 the Company did not have any potentially dilutive common shares.

5 YEAR PLAN FUNDING REQUIREMENT ($3,000,000)

AlphaPoint is seeking to raise an additional capital raise of $3,000,000. (During the next 12 months the company will require $1,000,000 in financing to carry out our business plan. The company will require $2,000,000 in additional financing within the following two years to achieve its five year business plan.). The uses of these funds are shown in the table below.

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Table 8  Use of Proceeds from Capital Raise

	Year 1	Year 2 and 3
Technology	$371,680	$743,360
Sales and Marketing	$237,600	$475,200
Customer Service/Data Center	$120.300	$240,600
General & Administrative	$155,620	$311,240
Working Capital	$114,800	$229,600

Total	$1,000,000	$2,000,000

	Year 1, 2 and 3 total $3,000,000

Projected Revenue Streams

•	AssetCentral Software - On Premise Delivery and SaaS Model
•	AssetCentral Enterprise License , Standard and Lite Edition
•	Connectivity Module
•	AssetCentral Software Hosted Model
•	Annual Maintenance
•	Monthly Hosting Fee
•	ETL (Extract, Translate and Load)
•	Integration with 3rd Party Tools

Business Plan Implementation Schedule

We generated revenue of $92,932 in 2010. We will be unable to execute our business and marketing plan until we are able to secure financing of $3,000,000. (During the next 12 months the company will require $1,000,000 in financing to carry out our business plan. The company will require $2,000,000 in additional financing within the following two years to achieve its five year business plan.)   To date we have taken no steps to secure the $3,000,000 in additional financing that we will need to execute our business and marketing plan. Furthermore, there can be no assurance that sufficient financing will be available on suitable terms. We presently intend to take the steps to identify sources of financing for our business.

Technology Development

AlphaPoint Technology plans to continue its development strategy for the AssetCentral application and then continue development work to add modules and connectors with additional application providers. AlphaPoint intends to continue generating revenues from the AssetCentral application and support services immediately.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

Peter Messineo, CPA, has audited our Financial Statements for the period from November 13, 2008 (date of inception) through December 31, 2010 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

CODE OF BUSINESS CONDUCT AND ETHICS

On March 10, 2011 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

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•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this registration statement on Form S-1. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to EDGAR and looking at the attachments to this registration statement on Form S-1.

MANAGEMENT

Table 10  Officer and Directors

NAME AND ADDRESS	AGE	POSITION(S)

Gary Macleod 6114 Glen Abbey Lane Bradenton, FL 34202	47	Co-Founder/President, Secretary/ Treasurer Sole Executive Officer Principal Financial Officer and member of the Board of Directors

Paul Lee Avery 88 Mohican Road Blairstown, NJ 07805	69	Co Founder/Consultant and member of the Board of Directors

John Peter Satta 176 Stillwater Road Hardwick, NJ 07825	52	Co Founder/Consultant and member of the Board of Directors

Kimberly March-Crew 991 Smithbridge Road Glen Mills, PA 19342	46	Member of the Board of Directors

The persons named above have held their offices/positions since the inception of our company.

Business Experience (see Management page 21)

Other Directorships

Mr. Macleod served as a Board Member (Director) of Non-Invasive Monitoring Systems, Inc., a publicly trading Company, from November 2005, to January 2008. Mr. Macleod resigned from the Board in January 2008. No other AlphaPoint Technology, Inc. Board members have had any Board affiliations or have served as a director of a publicly trading company.

CONFLICTS OF INTEREST

Other than Mr. Gary Macleod our sole officer and director, the management team is comprised of consultants, shareholders and directors that are not obligated to commit their full time and attention to our business and accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course their other business activities they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

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In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

✓	the corporation could financially undertake the opportunity:

✓	the opportunity is within the corporation’s line of business: and

✓	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our directors have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by our directors. Because we have only one independent director (Ms. Kimberly March Crew), our directors believe that the establishment of committees of the Board would not provide any benefits to our Company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed.

Our directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future.

While there have been no nominations of additional directors proposed, in the event such a proposal is made, our sole officer and director will appoint future nominees.

Our directors are not “audit committee financial experts” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Our Board of Directors is comprised of Mr. Gary Macleod, Mr. Paul Avery, Mr. John Satta, who was integral to our formation and who is involved in our day to day operations, and Ms. Kimberly March Crew who is an Independent Director. While we would prefer to have an audit committee financial expert on our board of directors, none of our directors have a professional background in finance or accounting. As with most small, early stage companies until such time our Company further develops our business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors. We do not have a finance person on board to evaluate the effectiveness of the Company’s disclosure controls and procedures. The controls are determined to be ineffective due to the lack of segregation of duties.  However, until the Company receives additional funding they are unable to remedy the weakness.

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We have one independent director (Ms. Kimberly March Crew) and the Company has not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (November 13, 2008 to December 31, 2010).

Table 11  Summary Compensation Table

Name						Non-Equity	Nonqualified
and				Stock	Option	Incentive Plan	Deferred	All Other
principal	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
position		($)	($)	($)	($)	($)	Earnings ($)	($)	($)

Gary Macleod, CEO, Director	2008 2009 2010	0 0 31,000	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 31,000
Paul Avery, Consultant	2008 2009 2010	8,000 48,000 36,000	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	8,000 48,000 36,000
John Satta, Consultant	2008 2009 2010	8,000 68,000 38,000	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	8,000 68,000 38,000

We have paid a nominal salary to our sole Officer and Director as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2010.

Table 12  Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Gary Macleod	—	—	—	—	—	—	—	—	—

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our directors have not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officers and directors and may reserve up to 10% of our outstanding shares of common stock for that purpose.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR / STOCK OPTION PLANS

We do not currently have a stock option plan in favor of any directors, officer, consultant or employee of our Company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made

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to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our directors and sole officer since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our directors and sole officer or employees or consultants since we were founded.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts or other contracts or arrangements with our sole officer or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. Macleod and other directors that would result from their resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

INDEBTEDNESS OF DIRECTORS, SOLE OFFICERS AND OTHER MANAGEMENT

Neither our sole officer and directors nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the year ended December 31, 2010.

Table 13  Director Compensation

2009 and 2010

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Gary Macleod	0	0	0	0	0	0	0
Paul Avery	0	0	0	0	0	0	0
John Satta	0	0	0	0	0	0	0
Kimberly March Crew	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole officer and directors. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and directors or future key staff members

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our Sole Officer and Directors and Consultants, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The

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stockholder listed below has direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Table 14  Security Ownership of Certain Beneficial Owners and Management

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership [2][3]	Percent of Class[3]

Management:
Common Stock	Gary Macleod, CEO, Director 6114 Glenn Abbey Lane Bradenton, FL 34202	15,000,000	29%
Common Stock	Paul Avery, Director 88 Mohican Road Blairstown, NJ 07805	9,000,000	18%
Common Stock	John Satta, Director 176 Stillwater Road Hardwick, NJ 07825	1,500,000	3%
Common Stock	Kimberly March Crew, Director 991 Smithbridge Road Glen Mills, PA 19342	250,000	<1%
Subtotal of management as a group:		25,750,000	51%

Non-Management Greater than 5% Shareholders:
Common Stock	Marion LaSala 688 Pines Lake Drive Wayne, NJ 07470	9,000,000	18%
Common Stock	Ronald Harris 6784 Casa Grande Way Delray Beach, FL 33446	3,750,000	7%
Common Stock	Jay Letendre 5692 Bentgrass Dr Unit 103 Sarasota FL, 34235	3,000,000	6%
Subtotal of non-management greater than 5% shareholders as a group:		15,750,000	31%
TOTAL Ownership of Certain Beneficial Owners and Management		41,500,000	8%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Macleod is the only “promoter” of our Company.

[2] The person named above has direct ownership of their shares and possesses sole voting and dispositive power with respect to those shares.  There are no rights to acquire beneficial ownership of shares, as specified in Rule 13(d)-3(d)(1) under the Exchange Act, included in the shares listed above.

[3] Ownership as of September 30, 2011.

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our Company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We received advances in the amount of $390,545 and $308, 400 for the years ended December 31, 2010 and 2009, respectively, to fund our operating needs.  The accumulation of these advances were in the amount of $ 716,556 and $326,011 as of December 31, 2010 and 2009, respectively (see Table 15 below). The amounts were comprised of $146,406 and $107,061 as of December 31, 2010 and 2009, respectively, from Gary Macleod, the majority shareholder; $290,150 and $143,950 as of December 31, 2010 and 2009, respectively, from Marion LaSala, a beneficial shareholder; and $280,000 and $75,000 as of December 31, 2010 and 2009, respectively, from AJL Inc., a company owned by the husband of Marion LaSala.  These obligations have not been formalized by promissory notes or other writing.  Terms have not been defined; however, the Company recognizes the nature of the financing and is accruing interest at the lowest legal interest rate, the Applicable Federal Rate, currently at 2.72% interest rate.  There are no other relationships or related party transactions.  There were no repayments during the years ended December 31, 2010 and 2009.

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Table 15  Loans from Shareholders

	December 31, 2010	December 31, 2009
Advances received from:
Gary Macleod	$146,406	$107,061
Marion LaSala	290,150	143,950
AJL, a company owned by the husband of Ms. LaSala	280,000	75,000
	$716,556	$326,011

In exchange for their initial investment of $300,000 and contribution of intellectual property, and for founding and organizing our Company, Directors Gary Macleod, Paul Avery and John Satta, promoters as defined in Rule 405 of Regulation C, received 15,000,000; 9,000,000; and 9,000,000 shares of stock, respectively.

DIRECTOR INDEPENDENCE

We currently have one independent director (Ms. Kimberly March Crew) and we do anticipate appointing additional directors in the foreseeable future.  If we engage further directors and officers, however, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that will contain copies of the materials we file electronically.  The address for the internet site is www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

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You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with the selling security holders’ offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by ALPHAPOINT TECHNOLOGY, INC.. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in the Offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters.

STOCK TRANSFER AGENT

We have engaged the services of Island Stock Transfer Inc., 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760, to act as our transfer agent and registrar.

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ALPHAPOINT TECHNOLOGY, INC.

Financial Statements

For the Years Ended December 31, 2010 and 2009

(Audited)

ALPHAPOINT TECHNOLOGY, INC.

Financial Statements

For the Six Months Ended June 30, 2011

(unaudited)

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Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

AlphaPoint Technology, Inc.

Bradenton, Florida

I have audited the balance sheets of AlphaPoint Technology, Inc. as of December 31, 2010 and 2009 and the related statement of operations, changes in stockholder’s equity, and cash flows for the years then ended. These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of AlphaPoint Technology, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no history of recurring revenues from operation, has recently emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  The Company is currently reliant on the majority shareholder’s funding operations.  These conditions raise doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Peter Messineo, CPA

Palm Harbor, Florida

March 9, 2011, except for note 3 as to which the date is July 15, 2011

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AlphaPoint Technology, Inc.

Balance Sheet

	December 31,	December 31,
	2010 (Restated)	2009
ASSETS
Current Assets
Cash and cash equivalents	$4,366	$981
Accounts receivable	54,705	—
Total Current Assets	59,071	981

Software Development costs, net of accumulated amortization of $60,978 and $21,952, respectively	119,186	158,212
Security deposits	1,000	1,000
TOTAL ASSETS	$179,257	$160,193

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$22,288	$9,083
Deferred revenue	85,955	—
Payables, related parties	716,556	326,011
Total Current Liabilities	824,799	335,094
TOTAL LIABILITIES	824,799	335,094

Stockholders' Deficit
Common stock: 100,000,000 authorized; $0.01 par value 48,400,000 shares issued and outstanding	484,000	484,000
Additional paid in capital	(454,000)	(454,000)
Accumulated deficit	(675,542)	(204,901)
Total Stockholders' Deficit	(645,542)	(174,901)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$179,257	$160,193

The accompanying notes are an integral part of these financial statements.

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AlphaPoint Technology, Inc.

Statement of Operations

	December 31,
	2010	2009
	(Restated)

Revenues	$30,346	$—

Operating Expenses
Marketing and sales	165,799	44,204
Compensation	64,798	20,225
Professional	41,830	59,330
General and administrative	51,550	42,280
Research and development	123,805	678
Depreciation and amortization	39,026	21,206
Total operating expenses	486,808	187,923

Net loss from operations	(456,462)	(187,923)

Other income (expense)
Interest expense	(14,179)	(5,501)
Income taxes	—	—
NET LOSS	$(470,641)	$(193,424)

Basic and diluted loss per share	$(0.01)	$(0.00)
Weighted average number of shares outstanding	48,400,000	48,400,000

The accompanying notes are an integral part of these financial statements.

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AlphaPoint Technology, Inc.

Statement of Stockholders' Deficit

(Restated)

	Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at Inception, November 13, 2008	—	$—	$—	$—	$—

Issuance of common stock to founders, in exchange for cash considerations, November 13, 2008 valued at $0.01 per share	3,000,000	30,000	—		30,000

Net loss	—	—	—	(11,477)	(11,477)

Balance as of December 31, 2008	3,000,000	30,000	—	(11,477)	18,523

Issuance of common stock to founders, October 7, 2009, par value	45,400,000	454,000	(454,000)	—	—

Net loss	—	—	—	(193,424)	(193,424)

Balance as of December 31, 2009	48,400,000	484,000	(454,000)	(204,901)	(174,901)

Net loss (Restated)	—	—	—	(470,641)	(470,461)

Balance, December 31, 2010	48,400,000	$484,000	$(454,000)	$(675,542)	$(645,542)

The accompanying notes are an integral part of these financial statements.

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AlphaPoint Technology, Inc.

Statement of Cash Flows

	December 31,
	2010 (Restated)	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(470,641)	$(193,424)
Adjustment to reconcile Net loss to net cash provided by operations:
Depreciation and amortization	39,026	21,206
Changes in assets and liabilities:
Accounts receivable	(54,705)	—
Accounts payable and accrued expenses	13,205	5,501
Deferred revenue	85,955	—
Net Cash Used In Operating Activities	(387,160)	(166,717)

CASH FLOWS FROM INVESTING ACTIVITIES:
Development of software	—	(143,221)
Net Cash Used in Investing Activities	—	(143,221)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for security deposits	—	(1,000)
Advances from related parties	390,545	308,400
Net Cash Provided by Financing Activates	390,545	307,400

Net increase (decrease) in cash and cash equivalents	3,385	(2,538)
Cash and cash equivalents, beginning of period	981	3,519
Cash and cash equivalents, end of period	$4,366	$981

Supplemental Cash Flow Information
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

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ALPHAPOINT TECHNOLOGY, INC.

Notes to the Audited Financial Statements

For the Years Ended December 31, 2010 and 2009

1.    Nature of Operations and Significant Accounting Policies

Nature of Operations

AlphaPoint Technology, Inc. (the “Company”) was incorporated in the State of Delaware on November 13, 2008. AlphaPoint was founded on the belief that challenges exist in implementing a comprehensive Information Technology Asset Management (“ITAM”) solution within infrastructure that supports the delivery of IT services within an organization. Our solutions focus around a mix of professional service offerings and our proprietary patent-pending software, AssetCentral is a multi-tier web-based enterprise application that uses a SQL database for storage, on-demand content generation, hyper-linking and Cascading Style Sheets (CSS) to create a highly customizable tool for managing IT assets.

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.  In the opinion of management, these financial statements include all adjustments necessary in order to make them not misleading.

Use of Estimates

The Financial Statements have been prepared in conformity with U.S. GAAP, which requires using management’s best estimates and judgments where appropriate.  These estimates and judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period.  Actual results could differ materially from these good faith estimates and judgments.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

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Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010 and 2009. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

As of December 31, 2010 and 2009 the fair values of the Company’s financial instruments approximate their historical carrying amount.

Cash and Cash Equivalents

Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with a maturity of three months or less.

Accounts Receivable, Credit

Accounts receivable consist of amounts due for the delivery of AssetCentral sales and service offerings to customers.  An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, and current economic trends.  Based on management’s review of accounts receivable, no allowance for doubtful accounts was considered necessary.   Receivables are determined to be past due, based on payment terms of original invoices.  The Company does not typically charge interest on past due receivables.

Our sales offerings are customer specific, based on the number of assets to be input into our tracking software, based on contract.  Generally, our installation projects are short term.  Our invoicing and credit terms are standard, with a negotiated amount as a down payment, generally 33-50%, to be received by the installation date, balance payable within 30 days.  The significance of our requested down payment is weighted in our revenue recognition considerations, as is our contracts.  We do not have a long history of sales and therefore consider creditworthiness of our customer in our revenue recognition (when collections are reasonably assured).  We have not experienced any bad debts or allowances on our contracted pricings.

Our projects are of short term duration; therefore, upon the signed contract and the receipt of the down payment, our projects are completed, generally within a business week.  Our contract is invoiced completely at completion.  We base our down payment requests on a customer by customer basis.   Our projects have ranged from $20,000 to approximately $55,000.  Payment terms are negotiated and agreed by the President.  We may extend credit on the full contract, depending on the customer

Software Development Costs

The Company accounts for software development costs in accordance with several accounting pronouncements, including FASB ASC 730, Research and Development, FASB ASC 350-40, Internal-Use Software, FASB 985-20, Costs of Computer Software to be Sold, Leased, or Marketed and FASB ASC 350-50, Website Development Costs.

•

Costs incurred during the period of planning and design, prior to the period determining technological feasibility, for all software developed for use internal and external, has been charged to operations in the period incurred as research and development costs.  Additionally, costs incurred after determination of readiness for market have been expensed as research and development.

•

The Company has capitalized certain costs in the development of our proprietary software (computer software to be sold, leased or licensed) for the period after technological feasibility was determined and prior to our marketing and initial sales;

•	Website development costs have been capitalized, under the same criteria as our marketed software.

Capitalized software costs are stated at cost.  The estimated useful life of costs capitalized is evaluated for each specific project and is currently being amortized over three to five years.

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Amortization is computed on a straight line basis, which should approximate a per unit method over the total estimated units projected for sale (estimated program life is approximately five years).   The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of the proprietary software existed at December 31, 2010.

Long-lived assets and intangible property:

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  The Company did not recognize any impairment losses for any periods presented.

Share-based payments

Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company may issue shares as compensation in the future periods for employee services.

The Company may issue restricted stock to consultants for various services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The company has issue shares as compensation in the future period for services associated with the registration of the common shares.

Revenue recognition

Our revenue is derived from multiple element arrangements, generally software, training, asset tagging, and maintenance. We recognize our revenue in accordance with FASB ASC 985-605, which requires establishment of vendor specific objective evidence (VSOE) for our software and our maintenance (post contract service or PCS). We have limited sales history and therefore management has determined that we are unable, at the current time, to statistically support the establishment of VSOE for the fair value for certain elements of our offering arrangements.

Our initial sale of software was recorded January 2010.  Software sales are recorded as receivable when installed or delivered.  As of December 31, 2010 we had not sold our product without a maintenance component, nor had we sold our maintenance as a separate component.  The maintenance contract, which does not involve significant production, modification, or customization, is the only undelivered element at the time of installation or delivery.  Accordingly, the entire fee (software, services and maintenance) is recognized ratably over the period during which the post contract service support (maintenance period) is expected to be performed.  The unrecognized portion for contracts is charged to deferred revenue and will be recognized in future periods, generally one year.

Advertising

The costs of advertising are expensed as incurred.  Advertising expense was $165,799 and $44,204 for the years ended December 31, 2010 and 2009, respectively.  Advertising expenses are included in the Company’s operating expenses.

Research and Development

The Company expenses research and development costs when incurred.  Research and development costs include engineering and testing of product and outputs.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.  We spent $123,805 and $678 in research and development costs for the years 2010 and 2009, respectively.

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Income taxes

Prior to December 31, 2010, the Company reported its earnings under the S-Corporation election and thereby all taxable income is passed-thru to the shareholders and is taxed at the shareholder’s ordinary tax rate.

The Company terminated the S-Corporation election.  As a result, earnings are taxed to the corporation when earned and are no longer passed through directly to the shareholders.  In addition, earnings will be taxed at the corporate tax rate which varies on a graduated basis between 15% and 35%.

The Company accounts for income taxes under FASB Codification Topic 740 which requires use of the liability method.  Topic 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.  A valuation allowance may be applied against the net deferred tax due to the uncertainty of its ultimate realization.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has a history of net operating losses.

Earnings (loss) per share

Basic earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares. The Company does not have any potentially dilutive instruments and, thus, anti-dilution issues are not applicable.

2.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended December 31, 2010 and 2009, the Company had limited operations and no history of recurring revenues, as revenue process has commenced in 2010.  Prior to December 31, 2010, the Company was in the development stage.  The Company has a stockholders’ deficiency and an accumulated deficit.  The Company is dependent on financing from its majority shareholder to meet its current operating obligations. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to generate revenues from operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.    Correction of an Accounting Error

The financial statements for the year ended December 31, 2010 have been restated for the correction of an accounting error in our revenue recognition policy (see Note 1, Revenue Recognition).   We base this change in application of Financial Accounting Standard Board (FASB), Accounting Standard Codification (ASC) 985-605.  The application of this standard requires establishment of vendor specific objective evidence (VSOE) for our software and our post contract service (PCS).  We have limited history and therefore management has determined that we are unable, at the current time, to statistically support the establishment of VSOE for the fair value for the various elements of our software arrangements.

Revenue was previously recognized based on the separation of the components of our multiple deliverable elements of our sales contracts.  We recognized the software sales price when delivered or installed; tagging and training were recognized when services were rendered; charges for maintenance were recognized over the time period that services were or are to be rendered, generally one year.  Recognition of revenue under this method requires the establishment of VSOE.  Management has concluded that the application of our accounting policy was not in compliance with ASC 985-605, as we lacked sufficient sales history to establish VSOE for our PCS, requiring correction for this accounting error.

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The effect on our previously reported revenue, by applying ASC 985-605, requires the recognition of our total sales contract, software, services and maintenance to be allocated ratably over the length of time for completion of all services which are to be rendered.

The Company was pre-revenue prior to 2010; therefore our corrections had no effect on prior reported revenue or earnings.  Based on 2010 sales, revenues reported for future periods will be affected as follows:

	Previously
	Recognized	Adjustment	Restated
Year 2010	$92,932	$(62,586)	$30,346
Year 2011	23,369	62,586	85,955
Total Revenue	$116,301	$—	$116,301

A summary of the effect of this correction is as follows:

	As Originally
	Reported		Correction	Restated
Balance Sheet
Total assets	$179,257			$179,257

Current liabilities	738,844			738,844
Deferred revenue	23,369	(a)	62,586	85,955
Capital	30,000			30,000
Accumulated deficit	(612,956)	(a)	(62,586)	(675,542)
	$179,257		$—	$179,257
Statement of Operations
Revenues	$92,932	(a)	$(62,586)	$30,346

Operating expenses	486,808			486,808
Other expense	14,179			14,179
	500,987		—	500,987

Net loss	$(408,055)		$(62,586)	$(470,641)

Basic and diluted loss per share	$(0.01)		$(0.00)	$(0.01)
Weighted average shares	48,400,000		48,400,000	48,400,000

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	As Originally
	Reported		Correction	Restated
Statement of Stockholders' Deficit
Common stock	$484,000		$—	$484,000
Additional paid in capital	(454,000)		—	(454,000)
Accumulated deficit	(612,956)	(b)	(62,586)	(675,542)
Total Stockholders' Deficit	$(582,956)		$(62,586)	$(645,542)

Statement of Cash Flows
Net loss	$(408,055)	(b)	$(62,586)	$(470,641)
Adjustments to reconcile net loss:
Depreciation and amortization	39,026		—	39,026
Changes in assets and liabilities:
Accounts receivable	(54,705)		—	(54,705)
Payables and accrued expenses	13,205		—	13,205
Deferred revenue	23,369	(c)	62,586	85,955
Net cash used in operations	(387,160)		—	(387,160)

Net cash used in investing	—

Net cash provided by financing	390,545			390,545

Net increase in cash	3,385		—	3,385
Cash at beginning of period	981			981
Cash at end of period	$4,366		$—	$4,366

(a)

Revenue previously reported from software sales has been deferred consistent with time period in which all services are to be rendered.  The time period for recognition has changed from recognizing software sales when delivered to over the period in which our maintenance contracts are serviced.  Maintenance portion of contracts were previously recognized over the service period and therefore have not had an effect from this correction.

(b)	Cumulative effect of correction of revenues on earnings.
(c)	Increase in deferred revenues is results of the ratable recognition of software sales over the length of the maintenance contract service obligation, revenues are to be recognized in future periods.

Initial sale of our product occurred in 2010, therefore there was no effect on prior accumulated deficit.  There was no effect on the Company’s cash flow from operations, as the reduction in revenue or increase in net loss was off-set by the corresponding change in deferred revenue.

4.    Recent Accounting Pronouncements

In March 2010, the FASB issued ASU No. 2010-11, Derivatives and Hedging (Topic 815)-Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity's first fiscal quarter beginning after issuance of this Update.  The company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the company.

In April 2010, the FASB issued ASU No. 2010-13, Compensation-Stock Compensation (Topic 718)-Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the company.

In April 2010, the FASB issued ASU No. 2010-12, Income Taxes (Topic 740)-Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.  After consultation with the FASB, the SEC stated that it “would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act”. The company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the company.

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In July 2010, the FASB issued updated guidance on disclosures about the credit quality of financing receivables and the allowance for credit losses which will require a greater level of information disclosed about the credit quality of loans and allowance for loan losses, as well as additional information related to credit quality indicators, past due information, and information related to loans modified in a troubled debt restructuring. This guidance is effective for the fourth quarter of 2010, and as it only amends disclosure requirements, the Company does not expect the adoption of this guidance to have a material effect on its Condensed Financial Statements.

Other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

5.    Software Development Costs

The Company has capitalized certain costs associated with their process in developing software for internal and external use.  Software development costs consist of:

	December 31, 2010	December 31, 2009
Software Development costs:
Software: Asset Central	$157,719	$157,719
Website development costs	22,445	22,445
	180,164	180,164
Accumulated amortization	60,978	21,952
	$119,186	$158,212

Future amortization:
2011	$39,026
2012	39,026
2013	39,026
2014	2,108
2015 and thereafter	—
	$119,186

Amortization for the years ended December 31, 2010 and 2009 were $39,026 and $21,206, respectively.

6.    Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

The Company has not recognized an income tax benefit for its operating losses generated since termination of their Subchapter S election, based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

Deferred tax assets resulted from the net operating losses generated by the Company. The Company provides for income taxes as follows:

	December 31, 2010	December 31, 2009
Current provision
Income tax provision (benefit) at statutory rate	$(138,700)	$(65,800)
State income tax expense (benefit), net of federal benefit	(13,500)	(6,300)
subtotal	(152,200)	(72,100)
Valuation allowance	152,200	72,100
	$—	$—

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Under the Internal Revenue Code of 1986, as amended, these losses can be carried forward twenty years.   As of December 31, 2010 the Company has no net operating loss carry forwards, as the Company was taxed under the provisions of Subchapter S, as previously disclosed.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ending December 31, 2008 (inception) through 2009.  The Company recognizes interest and penalties related to income taxes in income tax expense. The Company had incurred no penalties and interest for the years ended December 31, 2010 and 2009.

7.    Related Party Transactions

Loans from Shareholder

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.  Terms of the note have not been defined; however, the Company recognizes the nature of the financing and is accruing interest at the lowest legal interest rate, the Applicable Federal Rate, currently at 2.72% interest rate.  Interest is accrued and charged to interest expense.

The following is a summary of the amounts outstanding:

	December 31, 2010	December 31, 2009
Due to related parties:
Payable to Officer, majority shareholder	$146,406	$107,061
Payable to shareholder	290,150	143,950
Payable to affiliate company of shareholder	280,000	75,000
	$716,556	$326,011

The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of these parties.   We have made no repayments on these advanced funds during the years ended December 31, 2010 and 2009.

The Company does not have employment contracts with its key employees, including the majority shareholder who is the Chief Executive Principle.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

8.    Equity

The total number of shares of capital stock which the Company shall have authority to issue is one hundred million (100,000,000) common shares with a par value of $.01, of which 48,400,000 have been issued to founders.  The Company intends to issue additional shares in an effort to raise capital to fund its operations.  Common shareholders will have one vote for each share held.

No holder of shares of stock of any class is entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

The Company is currently engaged in the registration of its equity, for the purpose of raising cash through the issuance of common shares.  Subsequent to the year-end an additional 2 million shares were issued to investors for cash.  The Company through its proposed equity raise anticipates issuing an additional 2 million shares.

There are no preferred shares authorized or outstanding.  There have been no warrants or options issued or outstanding.

9.    Commitments

The Company has a rental agreement for its office facilities, which expires on October 31, 2011.  The lease calls for monthly payments of rent, currently at $1,391 per month, $16,692 annually plus the costs of utilities and maintenance to the facilities.

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Future lease commitments are as follows:

For Year Ended December 31,
2011	$13,910
2012	—
2013	—
2014	—
2015 and thereafter	—
$13,910

Rent expense for the years ended December 31, 2010 and 2009 for this facility was $16,692 and $14,058, respectively.  There were no other operating or capital leases outstanding, as of December 31, 2010.

10.    Contingencies

Some of the consultants and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

11.   Subsequent events

In accordance with ASC 855-10 management has evaluated subsequent events and is not aware of any significant events that occurred subsequent to the balance sheet date of December 31, 2010, but prior to July 15, 2011, the filing of this registration as amended, with the Securities and Exchange Commission (“SEC”) that would have a material impact on our financial statements.

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ALPHAPOINT TECHNOLOGY, INC.

Financial Statements

For the Three and Six Months Ended June 30, 2011

(unaudited)

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AlphaPoint Technology, Inc.

Balance Sheet

	June 30,	December 31,
	2011	2010
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$4,993	$4,366
Accounts receivable	41,101	54,705
Total current assets	46,094	59,071

Software development costs, net of accumulated amortization of $79,875 and $60,978, respectively	100,289	119,186
Security deposits	1,000	1,000

Total Assets	$147,383	$179,257

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$33,376	$22,288
Deferred revenue	83,939	85,955
Related party payables	777,586	716,556
Total current liabilities	894,901	824,799

Stockholders' Equity
Common Stock, 100,000,000 shares authorized, $0.01 par value, 50,400,000 shares issued and outstanding at June 30,2011 and 48,400,000 shares issued and outstanding at December 31, 2010	504,000	484,000
Additional paid-in capital	(473,000)	(454,000)
Accumulated Deficit	(778,518)	(675,542)
Total stockholders' equity	(747,518)	(645,542)

Total Liabilities and Stockholders' Equity	$147,383	$179,257

The accompanying notes are an integral part of these financial statements.

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AlphaPoint Technology, Inc.

Statement of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010

Contract revenue	$23,470	$5,000	$46,267	$8,333

Operating expenses:
Marketing and sales	10,654	23,184	20,666	60,789
Compensation	10,200	7,500	46,700	17,748
Professional fees	4,248	1,870	7,898	15,684
General and administrative	6,430	7,940	14,164	16,258
Research and development	5,570	2,801	31,830	39,725
Depreciation and amortization	9,140	9,140	18,897	18,897
Total operating expenses	46,242	52,435	140,155	169,101

Net loss for operations	(22,772)	(47,435)	(93,888)	(160,768)

Other income (expenses)
Interest expenses	(4,670)	(3,545)	(9,088)	(7,090)
Income taxes	—	—	—	—
Net loss	$(27,442)	$(50,980)	$(102,976)	$(167,858)

Earnings (loss) per share, Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding primary and dilutive	50,400,000	48,400,000	50,039,344	48,400,000

The accompanying notes are an integral part of these financial statements.

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AlphaPoint Technology, Inc.

Statement of Stockholders' Equity

	Common Stock		Additional		Stock
		Par Value	Paid in	Accumulated	Holders’
	Shares	$ 0.01	Capital	Deficit	Equity

Balance December 31, 2008

Sale of stock	3,000,000	30,000	—	—	30,000

Net loss				(11,477)	(11,477)

Balance December 31, 2010	3,000,000	$30,000	$—	$(11,477)	$18,523

Founders stock issued	45,400,000	454,000	(454,000)	—	—

Net loss				(193,424)	(193,424)

Balance December 31, 2010	8,400,000	$484,000	$(454,000)	$(204,901)	$(174,901)

Net loss restatement				(470,641)	(470,641)

Balance December 31, 2010 (Restated)	48,400,000	$484,000	$(454,000)	$(675,542)	$(645,542)

Sale of stock	2,000,000	20,000	(19,000)	—	1,000

Net loss (unaudited)				(102,976)	(102,976)

Balance June 30, 2011	50,400,000	$504,000	$(473,000)	$(778,518)	$(747,518)

The accompanying notes are an integral part of these financial statements.

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AlphaPoint Technology, Inc.

Statement of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
	2011	2010

Cash Flows from Operating Activities:
Net (loss) income	$(102,976)	$(167,858)
Adjustment to reconcile Net Income to net cash provided by operations:
Depreciation and amortization	18,897	18,897
Changes in assets and liabilities:
Accounts receivable	13,604	—
Accounts payable and accrued expenses	11,088	8,724
Deferred revenue	(2,016)	53,263
Net Cash (Used) Provided by Operating Activities	(61,403)	(86,974)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	1,000	—
Net (loans to) repayment of stockholder loans	61,030	86,848
Net Cash (Used) Provided by Financing Activities	62,030	86,848

Net decrease in Cash	627	(126)

Cash at beginning of period	4,366	981

Cash at end of period	$4,993	$855

Supplemental cash flow information:
Interest paid	$—	$—
Taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

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AlphaPoint Technology, Inc.

Notes to the Financial Statements

Three and Six Months Ended June 30, 2011 and 2010

(Unaudited)

1.    Nature of Operations and Significant Accounting Policies

Nature of Operations

AlphaPoint Technology, Inc. (the “Company”) was incorporated in the State of Delaware on November 13, 2008. AlphaPoint was founded on the belief that challenges exist in implementing a comprehensive Information Technology Asset Management (“ITAM”) solution within infrastructure that supports the delivery of IT services within an organization. Our solutions focus around a mix of professional service offerings and our proprietary patent-pending software, AssetCentral, is a multi-tier web-based enterprise application that uses a SQL database for storage, on-demand content generation, hyper-linking and Cascading Style Sheets (CSS) to create a highly customizable tool for managing IT assets.

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.  In the opinion of management, these financial statements include all adjustments necessary in order to make them not misleading.

In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of (a) the result of operations for the three and six month periods ended June 30, 2011 and 2010; (b) the financial position at June 30, 2011; and (c) cash flows for the six month periods ended June 30, 2011 and 2010, have been made.

Use of Estimates

The Financial Statements have been prepared in conformity with U.S. GAAP, which requires using management’s best estimates and judgments where appropriate.  These estimates and judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period.  Actual results could differ materially from these good faith estimates and judgments.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities
•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

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Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2011 and 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

As of June 30June 30, 2011 and 2010 the fair values of the Company’s financial instruments approximate their historical carrying amount.

Cash and Cash Equivalents

Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with a maturity of three months or less.

Accounts Receivable, Credit

Accounts receivable consist of amounts due for the delivery of AssetCentral sales and service offerings to customers.  An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, and current economic trends.  Based on management’s review of accounts receivable, no allowance for doubtful accounts was considered necessary.   Receivables are determined to be past due, based on payment terms of original invoices.  The Company does not typically charge interest on past due receivables.

Our sales offerings are customer specific, based on the number of assets to be input into our tracking software, based on contract. Generally, our installation projects are short term.  Our invoicing and credit terms are standard, with a negotiated amount as a down payment, generally 33-50%, to be received by the installation date, balance payable within 30 days.  The significance of our requested down payment is weighted in our revenue recognition considerations, as is our contracts.  We do not have a long history of sales and therefore consider creditworthiness of our customer in our revenue recognition (when collections are reasonably assured).  We have not experienced any bad debts or allowances on our contracted pricings.

Our projects are of short term duration; therefore, upon the signed contract and the receipt of the down payment, our projects are completed, generally within a business week.  Our contract is invoiced completely at completion.  We base our down payment requests on a customer by customer basis.   Our projects have ranged from $20,000 to approximately $55,000.  Payment terms are negotiated and agreed by the President.  We may extend credit on the full contract, depending on the customer

Software Development Costs

The Company accounts for software development costs in accordance with several accounting pronouncements, including FASB ASC 730, Research and Development, FASB ASC 350-40, Internal-Use Software, FASB 985-20, Costs of Computer Software to be Sold, Leased, or Marketed and FASB ASC 350-50, Website Development Costs.

•

Costs incurred during the period of planning and design, prior to the period determining technological feasibility, for all software developed for use internal and external, has been charged to operations in the period incurred as research and development costs.  Additionally, costs incurred after determination of readiness for market have been expensed as research and development.

•

The Company has capitalized certain costs in the development of our proprietary software (computer software to be sold, leased or licensed) for the period after technological feasibility was determined and prior to our marketing and initial sales;

•	Website development costs have been capitalized, under the same criteria as our marketed software.

Capitalized software costs are stated at cost.  The estimated useful life of costs capitalized is evaluated for each specific project and is currently being amortized over three to five years.

Amortization is computed on a straight line basis, which should approximate a per unit method over the total estimated units projected for sale (estimated program life is approximately five years).   The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of the proprietary software existed at June 30, 2011.

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Long-lived assets and intangible property:

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  The Company did not recognize any impairment losses for any periods presented.

Share-based payments

Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company may issue shares as compensation in the future periods for employee services.

The Company may issue restricted stock to consultants for various services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The company has issue shares as compensation in the future period for services associated with the registration of the common shares.

Revenue recognition

Our revenue is derived from multiple element arrangements, generally software, training, asset tagging and maintenance.  We recognize our revenue in accordance with FASB ASC 985-605, which requires establishment of vendor specific objective evidence (VSOE) for our software and our maintenance (post contract service or PCS).  We have limited sales history and therefore management has determined that we are unable, at the current time, to statistically support the establishment of VSOE for the fair value for certain elements of our offering arrangements.

Software sales are recorded as receivable and deferred when installed or delivered.  As of December 31, 2010 we had not sold our product without a maintenance component, nor had we sold our maintenance as a separate component.   The maintenance contract, which does not involve significant production, modification, or customization, is the only undelivered element at the time of installation or delivery.  Currently the entire fee (software, services and maintenance) is recognized ratably over the period during which the post contract service support (maintenance period) is expected to be performed.   The unrecognized portion for contracts is charged to deferred revenue and will be recognized in future periods, generally one year.

Advertising

The costs of advertising are expensed as incurred.  Advertising expense was $10,654, 20,666, 23,184 and $37,605 for the three and six months ended June 31, 2011 and 2010, respectively.  Advertising expenses are included in the Company’s operating expenses.

Research and Development

The Company expenses research and development costs when incurred.  Research and development costs include engineering, programmer costs and testing of product and outputs.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.  We spent $5,570, $2,801, $31,830 and $39,725 in research and development costs for the three and six month periods ended June 30, 2011 and 2010, respectively

Income taxes

Prior to December 31, 2010, the Company reported its earnings under the S-Corporation election and thereby all taxable income is passed-thru to the sole shareholder and is taxed at the shareholder’s ordinary tax rate.

The Company terminated the S-Corporation election.  As a result, earnings are taxed to the corporation when earned and are no longer passed through directly to the shareholders.  In addition, earnings will be taxed at the corporate tax rate which varies on a graduated basis between 15% and 35%.

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The Company accounts for income taxes under FASB Codification Topic 740 which requires use of the liability method.  Topic 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.  A valuation allowance may be applied against the net deferred tax due to the uncertainty of its ultimate realization.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has a history of net operating losses.

Earnings (loss) per share

Basic earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share calculations are determined by dividing net income by the weighted average number of shares plus any potentially dilutive shares. The Company does not have any potentially dilutive instruments and, thus, anti-dilution issues are not applicable.

2.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has a history of losses, primarily due to its product development stage, resulting in an accumulated deficit.  The Company is dependent on financing from its majority shareholder and related parties to meet its current operating obligations. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to generate revenues from operations and to achieve a level of profitability. The Company intends on financing its future development activities, marketing plan and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.    Recent Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term.  The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

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4.    Software Development Costs

The Company has capitalized certain costs associated with their process in developing software for internal and external use.  Software development costs consist of:

	June 30, 2011	December 31, 2010
Software Development costs:
Software: Asset Central	$157,719	$157,719
Website development costs	22,445	22,445
	180,164	180,164
Accumulated amortization	79,875	60,978
	$100,289	$119,186

Future amortization:
2011	$20,129	$39,026
2012	39,026	39,026
2013	39,026	39,026
2014	2,108	2,108
2015 and thereafter	—	—
	$100,288	$119,186

Amortization for the three and six months ended June 30, 2011 and 2010 were $9,140, $9,140, $18,897 and $18,897, respectively.

5.    Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

The Company has not recognized an income tax benefit for its operating losses generated since termination of their Subchapter S election, based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

Deferred tax assets resulted from the net operating losses generated by the Company. The Company provides for income taxes as follows:

	June 30,	June 30,
	2011	2010
Current provision
Income tax provision (benefit) at statutory rate	$(35,000)	$(57,100)
State income tax expense (benefit), net of federal benefit	(3,400)	(5,500)
subtotal	(38,400)	(62,600)
Valuation allowance	38,400	62,600
	$—	$—

Under the Internal Revenue Code of 1986, as amended, these losses can be carried forward twenty years.  As of December 31, 2010 the Company has no net operating loss carry forwards, as the Company was taxed under the provisions of Subchapter S, as previously disclosed.  The June 30, 2010Tax benefit and allowance are shown for comparative purposes only.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ending December 31, 2008 (inception) through 2010.  The Company recognizes interest and penalties related to income taxes in income tax expense. The Company had incurred no penalties and interest for the three months ended June 30, 2011 and 2010.

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6.    Related Party Transactions

Loans from Shareholder

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.  Terms of the note have not been defined; however, the Company recognizes the nature of the financing and is accruing interest at the lowest legal interest rate, the Applicable Federal Rate, currently at 2.72% interest rate. Interest is accrued and charged to interest expense.

The following is a summary of the amounts outstanding:

	June 30,	December 31,
	2011	2010
Due to related parties:
Payable to Officer, majority shareholder	$152,436	$146,406
Payable to shareholder	343,150	290,150
Payable to affiliate company of shareholder	282,000	280,000
	$777,586	$716,556

The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of these parties. We have made no repayments on these advanced funds during the six months ended June 30, 2011 and 2010.

The Company does not have employment contracts with its key employees, including the majority shareholder who is the Chief Executive Principle.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

7.    Equity

The total number of shares of capital stock which the Company shall have authority to issue is one hundred million (100,000,000) common shares with a par value of $0.01, of which 50,400,000 have been issued.  The Company intends to issue additional shares in an effort to raise capital to fund its operations.  Common shareholders will have one vote for each share held.

No holder of shares of stock of any class is entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

During the years ended December 31, 2008 and 2009, the Company issued 48,400,000 shares of common stock to its founders.

On January 31, 2011, the Company issued 2,000,000 shares of its common stock to two unrelated individuals for a total of $1,000.

There are no preferred shares authorized or outstanding.  There have been no warrants or options issued or outstanding.

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8.    Commitments

The Company has a rental agreement for its office facilities, which expires on October 31, 2011.  The lease calls for monthly payments of rent, currently at $1,391 per month, $16,692 annually plus the costs of utilities and maintenance to the facilities.

Future lease commitments are as follows:

For Year Ended December 31,
2011	$5,564
2012	—
2013	—
2014	—
2015 and thereafter	—
$5.564

Rent expense for the three and six months ended June 30, 2011 and 2010 for this facility was $4,173, $4,173, $8,346 and $8,346 respectively.  There were no other operating or capital leases outstanding, as of June 30, 2011.

9.    Contingencies

Some of the officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

10.    Subsequent events

Management has evaluated subsequent events through August 11, 2011 and is not aware of any significant events that occurred subsequent to the balance sheet date of June 30, 2011 that would have a material impact on our financial statements.

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PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title 8, Chapter 1, Section 145 of the Delaware Statutes permits the corporation to indemnify officers, directors, employees, and agents who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under our Articles of Incorporation and Bylaws, we shall indemnify our Directors, Officers and employees to the fullest extent allowed by law, however it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding. Nonetheless, the Board of Directors is required to make any determination that indemnification of the Director, Officer or employee is proper under the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of Delaware General Corporation Law. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this selling-security holder offering. These expenses are estimated as follows:

Securities and Exchange Commission registration fee	$50
Federal Taxes	$—
State Taxes and Fees	$—
Listing Fees	$—
Printing Fees	$200
Transfer Agent Fees	$1,500
Accounting fees and expenses	$3,250
Legal fees and expenses	$5,000

TOTAL	$10,000

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales AlphaPoint Technology, Inc.'s common stock without registration during the last three years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. The following securities of AlphaPoint Technology, Inc. were issued by us within the past three (3) years and were not registered under the Securities Act of 1933:

(a)

On November 13, 2008, the Board of Directors issued 3,000,000 shares to the original incorporators for $30,000.  The Company relied on the exemption from registration under Section 4(2) of the 1933 Securities Act, as amended, as the issuance was not a part of a public offering.

(b)

Between October 7 and October 12, 2009, the Board of Directors issued 45,400,000 shares to founders for $0 cash consideration, valued at par.  The Company relied on the exemption from registration under Section 4(2) of the 1933 Securities Act, as amended, as the issuance was not a part of a public offering

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(c)

On January 31, 2011, the Board of Directors issued 2,000,000 shares to two (2) new investors for $500.00 each. The Company relied on the exemption from registration under Section 4(2) of the 1933 Securities Act, as amended, as the issuance was not a part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public. Shares were sold to personal business acquaintances of the sole Officer and Director. Each individual is an “accredited investor” as that term is defined in Rule 501 of the Rules promulgated under the Securities Act of 1933, as amended and had specific knowledge of the Company’s operation that was given to them personally by the sole Officer and Director. Each individual is considered educated and informed concerning small investments, such as the $500.00 investment in our Company.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of Title 17 of the Code of Federal Regulations Chapter II, Securities and Exchange Commission) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

ii.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, Florida, on October 28, 2011.

ALPHAPOINT TECHNOLOGY, INC.

/s/ Gary Macleod

Gary Macleod, President, Chief Executive Officer, Chief Financial Officer,

Principal Accounting Officer, Secretary, Treasurer, Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Macleod, as his true and lawful attorney-in-fact and agent with full power of substitution and restitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated.

/s/ Gary Macleod	October 28, 2011
Gary Macleod, President, Chief Executive Officer, Chief Financial Officer,
Principal Accounting Officer, Secretary, Treasurer, Director

/s/ Paul Lee Avery	October 28, 2011
Paul Lee Avery, Director

/s/ John Peter Satta	October 28, 2011
John Peter Satta, Director

/s/ Kimberly March Crew	October 28, 2011
K1mberly March Crew, Director

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Link to Financial Statements

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation of ALPHAPOINT TECHNOLOGY, INC. *
3.2	Bylaws of ALPHAPOINT TECHNOLOGY, INC. *
4.1	Specimen Stock Certificate of ALPHAPOINT TECHNOLOGY, INC. *
5.1	Opinion of Counsel *
14.1	Code of Ethics *
23.1	Consent of Accountants
23.2	Consent of Counsel (included in Exhibit 5.1) *
24	Power of Attorney (see page II-3 of this registration statement on Form S-1)
99.1	Subscription Agreement and Procedure of ALPHAPOINT TECHNOLOGY, INC. *
99.2	Lease *

* Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, Florida, on October 28, 2011.

ALPHAPOINT TECHNOLOGY, INC.

By:	/s/ Gary Macleod
Gary Macleod President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Gary Macleod	President, Chief Executive Officer,	October 28, 2011
Gary Macleod	Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

/s/ Paul Lee Avery	Director	October 28, 2011
Paul Lee Avery

/s/ John Peter Satta	Director	October 28, 2011
John Peter Satta

/s/ Kimberly March Crew	Director	October 28, 2011
Kimberly March Crew

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